UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under Rule 240.14a-12
INTUIT INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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INTUIT INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend our 2011 Annual Meeting of Stockholders, which will be held at 8:00 a.m. Pacific Standard Time on January 19, 2011 at our offices at 2600 Casey Avenue, Building 9, Mountain View, California 94043. We will also offer a webcast of the annual meeting at http://investors.intuit.com.

We are holding the meeting to:

1. Elect 10 directors nominated by the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected;

2. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011;

3. Approve the Amended and Restated 2005 Equity Incentive Plan;

4. Hold an advisory vote on executive compensation; and

5. Consider any other matters that may properly be brought before the meeting and any postponement(s) or adjournment(s) thereof.

Items 1 through 4 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders who owned our stock at the close of business on November 22, 2010 may vote at the meeting, or at any adjournment or postponement of the meeting. For 10 days prior to the annual meeting, a list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters at 2700 Coast Avenue, Mountain View, California 94043. If you would like to view the stockholder list, please call Intuit Investor Relations at (650) 944-3560 to schedule an appointment.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. We believe it is convenient for our stockholders, while significantly lowering the cost of our annual meeting and conserving natural resources.

By order of the Board of Directors,

Laura A. Fennell
Senior Vice President, General Counsel and Corporate
Secretary

Mountain View, California
 • , 2010

INTUIT INC.

PROXY STATEMENT 2011 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT VOTING INFORMATION

If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account, or by a bank or other nominee that is the record holder of your shares, the U.S. Securities and Exchange Commission (the “SEC”) has approved a rule that changes the way in which your vote in the election of directors will be handled beginning with Intuit’s 2011 Annual Meeting of Stockholders.

If you hold your shares in the name of a broker, bank or other nominee, you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting. If you received the proxy materials in paper form, the materials include a voting instruction form so you can instruct the holder of record how to vote your shares. In either case, in the past, if you did not transmit your voting instructions before the annual meeting, your broker could vote on your behalf on the election of directors and other matters considered to be routine.

New Rule for Stockholder Voting

Effective January 1, 2010, your broker is no longer permitted to vote on your behalf on the election of directors unless you provide specific instructions, either by following the instructions from your broker about voting your shares by Internet or telephone, or by completing and returning the voting instruction form. In addition, your broker is not permitted to vote on your behalf on proposals 3 and 4, which are considered non-routine matters. For your vote to be counted in the election of directors and on proposals 3 and 4, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the annual meeting of stockholders.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of Intuit and to fulfill the objectives of the majority voting standard that Intuit applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and participate fully as a stockholder in the future of Intuit.

More Information is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the bank, broker or other nominee that is the record holder of your shares. The SEC also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings.

INTUIT INC.

PROXY STATEMENT 2011 ANNUAL MEETING OF STOCKHOLDERS

Page

TRANSACTIONS WITH RELATED PERSONS	56
AUDIT AND RISK COMMITTEE REPORT	58
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	59
PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
PROPOSAL NO. 3 — APPROVAL OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN	61
Equity Compensation Plan Information	69
Equity Compensation Plans Not Approved by Security Holders	70
PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	70
APPENDIX A	A-1
Supplemental Information for the Compensation Discussion and Analysis — Information Regarding Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures
A-3
APPENDIX B	B-1
Amended and Restated 2005 Equity Incentive Plan	B-1

INTUIT INC.
P.O. Box 7850
Mountain View, CA 94039-7850

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Intuit Inc.’s (“Intuit” or the “Company”) Board of Directors (the “Board”) is asking for your proxy for use at the Intuit Inc. 2011 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponement of the Meeting for the purposes set forth in the accompanying Notice of 2011 Annual Meeting of Stockholders. We are holding the Meeting on Wednesday, January 19, 2011 at 8:00 a.m. Pacific Standard Time at our offices at 2600 Casey Avenue, Building 9, Mountain View, California 94043. We have first released this proxy statement to Intuit stockholders beginning on • , 2010.

Internet Availability of Proxy Materials

We are pleased to continue to furnish proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Meeting. We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about November 24, 2010.

Record Date, Outstanding Shares and Quorum

Only holders of record of Intuit common stock at the close of business on November 22, 2010 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately • shares outstanding and entitled to vote, held by approximately • stockholders of record and approximately • beneficial owners, who may hold their shares through banks, brokers or other nominees. We need a quorum to take action at the Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Meeting, either in person or by proxy.

If by the date of the Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they owned on the Record Date. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

Stockholder of Record or Beneficial Owner

Stockholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by Intuit. If you request printed copies of the proxy materials by mail, you will also receive a proxy card.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form, rather than a proxy card.

Voting and Revoking Proxies

The Board is soliciting proxies to vote your shares at the Meeting. All stockholders of record have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com (as described in the Notice of Internet Availability);

•	by phone (your Notice of Internet Availability provides information on how to access your proxy card, which contains instructions on how to vote by telephone); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability.

We encourage you to register your vote via the Internet.  If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted — whether via the Internet, by phone or by mail — will be superseded by the vote that you cast at the Meeting. If you properly submit your proxy, via the Internet, by phone or by mail, and do not revoke it prior to the Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.

If you sign and return your proxy card but do not give any instructions on how you would like to vote your shares, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3, and 4. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If you are a beneficial owner of shares held in “street name” through a brokerage firm, bank, broker-dealer, or other similar organization, you may receive a Notice of Internet Availability of Proxy Materials from the holder of record containing instructions that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting. If you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares.

Whether you submit your proxy via the Internet, by phone or by mail, you may revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to: Laura A. Fennell, Corporate Secretary, at Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850. You may also revoke a proxy by submitting a later-dated vote, in person at the Meeting. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Votes Required to Elect Directors and Adopt Proposals

Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the 10 director nominees and one vote on each other matter. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Each director who is standing for re-election at the Meeting has tendered a contingent, irrevocable resignation from the Board that will become effective only if the director fails to receive the required majority vote. In that event, the Nominating and Governance Committee of the Board will make a recommendation to the Board whether to accept or reject the resignation, or whether some other action should be taken. The Board will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results. Approval of each of the other proposals on the agenda requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and voted “for” or “against” the proposal. Accordingly, a majority of votes cast is required to approve these proposals.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “for” or “against” a Director nominee or the other proposals. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. In accordance with federal legislation adopted in 2010, the SEC has approved changes to NYSE Rule 452, the broker vote rule, that make executive compensation matters, including say-on-pay, non-routine matters. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. Proposals 1 (election of directors), 3 (amendment and restatement of the 2005 Equity Incentive Plan) and 4 (advisory vote on executive compensation) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on the proposals.

Soliciting Proxies

Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree a fee of $9,000 plus their expenses, which we estimate will be approximately $7,000. We will ask brokers, custodians, nominees and other record holders to prepare and send a Notice of Internet Availability of Proxy Materials to people or entities for whom they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies.

Voting Results

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K that we expect to file within four business days of the Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K to disclose the final voting results.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability, Annual Report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

If you received a householded mailing this year, and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View,

California, 94039-7850, or call (650) 944-3560 and we will deliver these materials to you promptly upon such written or oral request. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (800) 542-1061 or send a written request to Investor Relations at the above address.

Annual Report on Form 10-K and Additional Materials

The Notice of 2011 Annual Meeting of Stockholders, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2010 have been made available to all stockholders entitled to vote at the Meeting and who received the Notice of Internet Availability. The Annual Report on Form 10-K can also be viewed at http://investors.intuit.com.

Paper copies of our Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended July 31, 2010 may be obtained without charge by writing to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or by calling (650) 944-3560.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board currently consists of 10 directors, all of whom are standing for re-election. The nominees for election include seven independent directors, as defined in the applicable rules for companies traded on the NASDAQ Global Select Market (NASDAQ) and three directors who are employees of Intuit. Stockholders elect all directors annually. The authorized number of directors is currently 10.

Directors Standing for Election

Each of the incumbent directors listed below has been nominated for election by the Board upon recommendation by the Nominating and Governance Committee and has agreed to stand for election to a one-year term. Information concerning the nominees for director is provided below.

David H. Batchelder (Age 61)
Principal, Relational Investors LLC

Mr. Batchelder has been an Intuit director since 2009 and is a member of the Compensation and Organizational Development Committee and Acquisition Committee. Mr. Batchelder has been a Principal of Relational Investors LLC, an investment advisory firm that he founded, since 1996. From 1988 to 2005, Mr. Batchelder was a Principal of Relational Advisors LLC, a financial advisory and investment banking firm that he founded. Prior to founding Relational Investors and Relational Advisors, Mr. Batchelder held various executive positions with Mesa Petroleum Co., and was an Audit Manager with Deloitte & Touche LLP. Mr. Batchelder has been a member of the board of directors of The Home Depot, Inc. since 2007. Mr. Batchelder served as a director of ConAgra Foods, Inc. from 2002 to 2007 and Washington Group International, Inc. from 1993 to 2007. Mr. Batchelder holds a Bachelor’s degree in Accounting from Oklahoma State University. The Board believes that Mr. Batchelder should be re-elected to the Board because of his management and finance experience; his service as a director of several companies in a wide range of industries as well as his insights into the views of institutional investors.

Christopher W. Brody (Age 66)
Chairman, Vantage Partners LLC

Mr. Brody has been an Intuit director since 1993 and is a member of the Compensation and Organizational Development Committee and Chairman of the Nominating and Governance Committee. Mr. Brody has been chairman of Vantage Partners LLC, a private investment firm that he founded, since 1999. From 1971 to 1998 Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Over the past 29 years, Mr. Brody has served on the boards of over 15 public and private companies in a number of different industries. Currently, Mr. Brody serves as a director of several private companies. Mr. Brody holds a Bachelor of Arts in English Literature from Harvard College and a Master in Business Administration from Harvard Business

School. The Board believes that Mr. Brody should be re-elected to the Board because of his experience and knowledge of corporate finance, strategic planning and general management; his experience and knowledge of operational matters gained as a past and present director of several other public and private companies; and his knowledge of Intuit, its markets and operations developed over his tenure as a director of Intuit.

William V. Campbell (Age 70)
Chairman of the Board of Directors, Intuit Inc.

Mr. Campbell has been an Intuit director since 1994 and Chairman of the Board since 1998. Mr. Campbell is currently Non-Executive Chairman of Intuit. Mr. Campbell served as Intuit’s President and Chief Executive Officer from 1994 to 1998 and was Acting Chief Executive Officer from September 1999 to January 2000. Mr. Campbell has been a member of the board of directors of Apple, Inc., since 1997 where he co-chairs the Audit Committee. In addition to Mr. Campbell’s public company leadership experience, he serves as the Chair of the Board of Trustees of Columbia University. Mr. Campbell holds a Bachelor of Arts in Economics and a Masters of Science from Columbia University. The Board believes that Mr. Campbell should be re-elected to the Board because of his professional experience managing and advising innovative high growth companies; his leadership throughout the technology industry; and his understanding of Intuit, its strategy, markets, operations and management.

Scott D. Cook (Age 58)
Founder and Chairman of the Executive Committee, Intuit Inc.

Mr. Cook has been an Intuit director since 1984. A co-founder of Intuit, Mr. Cook served as Intuit’s President and Chief Executive Officer from 1984 to 1994 and served as Chairman of the Board from 1993 to 1998. Mr. Cook has been a director of eBay Inc. since 1998 where he is a member of the Corporate Governance and Nominating Committee. Mr. Cook has been a director of The Procter & Gamble Company since 2000 where he chairs the Innovation & Technology Committee and is a member of the Compensation & Leadership Development Committee. Mr. Cook holds a Bachelor of Arts in Economics and Mathematics from the University of Southern California and a Master in Business Administration from Harvard Business School. The Board believes that Mr. Cook should be re-elected to the Board because of his experience as an entrepreneur and corporate executive; his knowledge of Intuit’s operations, markets, management and strategy; his role in guiding and fostering innovation; and his experience as a Board member of other large consumer-focused companies.

Diane B. Greene (Age 55)
Former President and Chief Executive Officer, VMware, Inc.

Ms. Greene has been an Intuit director since 2006 and is a member of the Audit and Risk Committee and the Nominating and Governance Committee. Ms. Greene co-founded VMware, Inc. in 1998 and took the company public in 2007. Ms. Greene served as chief executive officer and president of VMware from 1998 to 2008, a member of the board of directors of VMware from 2007 to 2008, and as an Executive Vice President of EMC Corporation from 2005 to 2008. Prior to VMware, Ms. Greene held technical leadership positions at Silicon Graphics, Tandem, and Sybase and was chief executive officer of VXtreme. In addition to Ms. Greene’s public company board experience, she is a member of The MIT Corporation. Ms. Greene holds a Bachelor of Arts in mechanical engineering from the University of Vermont, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology and a Master of Science degree in computer science from the University of California, Berkeley. The Board believes that Ms. Greene should be re-elected to the Board because she brings to the Board her experience and insights as a successful technology entrepreneur and former chief executive officer of a public company as well as her expertise and knowledge of cloud computing and software as a service businesses.

Michael R. Hallman (Age 65)
President, The Hallman Group

Mr. Hallman has been an Intuit director since 1993 and is the Chairman of the Compensation and Organizational Development Committee and a member of the Nominating and Governance Committee. Mr. Hallman has been President of The Hallman Group, a management consulting firm, since 1992. Prior to his founding the Hallman Group, Mr. Hallman held the positions of president and chief operating officer of Microsoft Corporation from 1990 to 1992. Mr. Hallman served as a director of InFocus Corporation from 1993 to 2008, Digital Insight Corporation from 2001 to 2007, and Watchguard Technologies, Inc. from 2000 to 2006. Mr. Hallman holds both a Bachelor’s and a Master’s degree in Business Administration from the University of Michigan. The Board believes that Mr. Hallman should be re-elected to the Board because of his experience managing a large public technology company; his knowledge of corporate strategy and operational oversight gained from his past and present leadership roles and directorships in various industries; and his expertise in strategic and information technology matters.

Edward A. Kangas (Age 66)
Non-Employee Chairman, Tenet Healthcare

Mr. Kangas has been an Intuit director since 2007 and is a member of the Acquisition Committee and the Compensation and Organizational Development Committee. Mr. Kangas has been chairman of Tenet Healthcare since 2003. From 1989 to 2000, Mr. Kangas was global chairman and chief executive officer of Deloitte. Mr. Kangas held the position of managing partner of Deloitte & Touche (USA) from 1989 to 1994. Mr. Kangas has been a member of the board of directors of: Allscripts Healthcare Solutions, Inc. since 2010; Hovnanian Enterprises, Inc. since 2002; and United Technologies Corporation since 2008. Mr. Kangas was a member of the board of Electronic Data Systems Corporation from 2004 to 2008 and Eclipsys Corporation from 2004 to 2010. Mr. Kangas holds a Bachelor’s degree and a Master’s degree in Business Administration from the University of Kansas. The Board believes that Mr. Kangas should be re-elected to the Board because he brings to the Board global executive experience as well as his knowledge and expertise acquired through his service as a director of companies in industries that are highly relevant to Intuit’s businesses, including software, technology, professional services, and healthcare.

Suzanne Nora Johnson (Age 53)
Former Vice-Chairman, The Goldman Sachs Group

Ms. Nora Johnson has been an Intuit director since 2007 and is a member of the Acquisition Committee and the Audit and Risk Committee. Ms. Nora Johnson held the Honorary Title of Senior Director of The Goldman Sachs Group from 2007 to 2009. Ms. Nora Johnson joined The Goldman Sachs Group in 1985 and held several management positions throughout her 22 year tenure including: Vice Chairman, Chairman of the Global Markets Institute, and Head of the Global Investments Research Division. Ms. Nora Johnson has been a member of the board of directors of: American International Group, Inc since 2008; Pfizer Inc. since 2007; and VISA Inc. since 2007. Ms. Nora Johnson’s significant non-profit board affiliations include, among others, the American Red Cross and the University of Southern California. Ms. Nora Johnson earned a Bachelor’s degree from the University of Southern California and a Juris Doctor from Harvard Law School. The Board believes that Ms. Nora Johnson should be re-elected to the Board because she brings valuable business experience managing large, complex, global institutions as well as insights into how changes in the financial services industry, public policy and the macro-economic environment affect our businesses.

Dennis D. Powell (Age 62)
Former Chief Financial Officer, Cisco Systems, Inc.

Mr. Powell has been an Intuit director since 2004 and is Chairman of the Audit and Risk Committee and a member of the Acquisition Committee. Mr. Powell was executive advisor of Cisco Systems, Inc. from 2008 to 2010. Mr. Powell joined Cisco in 1997 and held several management positions throughout his tenure including: Senior Vice President and Chief Financial Officer from 2003 to 2008; Senior Vice President, Corporate Finance Vice President from 2002 to 2003; and Corporate Controller from 1997 to 2002. Prior to Cisco, Mr. Powell held the position of senior partner at Coopers & Lybrand LLP, where his tenure spanned 26 years. Mr. Powell has been a member of the boards of directors of Applied Materials, Inc. since 2007 and VMware, Inc. since 2007. Mr. Powell holds a Bachelor of Science in Business Administration with a concentration in accounting from Oregon State University. The Board believes Mr. Powell should be re-elected to the Board because he brings to the Board his executive management experience with large, global organizations as well as insights into financial and operational issues gained through his tenure as an executive at a large public technology company.

Brad D. Smith (Age 46)
President and Chief Executive Officer, Intuit Inc.

Mr. Smith has been an Intuit director since 2008 and is currently President and Chief Executive Officer of Intuit. Mr. Smith joined Intuit in 2003 and has served as Senior Vice President and General Manager, Small Business Division from 2006 to 2007, Senior Vice President and General Manager, QuickBooks from 2005 to 2006, Senior Vice President and General Manager, Consumer Tax Group from 2004 to 2005 and as Vice President and General Manager of Intuit’s Accountant Central and Developer Network from 2003 to 2004. Before joining Intuit, Mr. Smith held the position of Senior Vice President of Marketing and Business Development of ADP, where he held several executive positions from 1996 to 2003. Mr. Smith was elected to the board of directors of Yahoo! Inc. in 2010. Mr. Smith holds a Bachelor’s degree in Business Administration from Marshall University and a Master’s degree in Management from Aquinas College. The Board believes Mr. Smith should be re-elected because, as Chief Executive Officer of Intuit, he possesses the most relevant knowledge of Intuit’s strategy, markets, operations and employees and provides industry expertise and context on all matters that come before the Board.

Agreement with Relational Investors

On October 12, 2009, we entered into a letter agreement (the “Letter Agreement”) with Relational Investors LLC (“Relational”), certain of Relational’s affiliates, Mr. Batchelder, Ralph V. Whitworth and John A. Sullivan (collectively, the “Relational Group”) pursuant to which the Relational Group withdrew its nomination of three candidates for election as directors at the 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”).

Pursuant to the Letter Agreement, (a) we nominated Mr. Batchelder for election to our Board at the 2009 Annual Meeting, and (b) Mr. Batchelder joined the Acquisition Committee and Compensation and Organizational Development Committee of our Board.

In addition, the Relational Group has agreed to observe customary standstill provisions through the date that is 30 days prior to the last day of the notice period specified in Intuit’s advance notice bylaw related to nominations of directors at Intuit’s next Annual Meeting of Stockholders. The standstill provisions provide, among other things, that the Relational Group will not (a) engage in or in any way participate in a solicitation of proxies or consents with respect to Intuit, (b) initiate any shareholder proposals, (c) control or seek to control, or influence or seek to influence, the management, the Board or policies of Intuit, or (d) own more than 9.9% of Intuit’s common stock.

Our Board has determined to renominate Mr. Batchelder in connection with the Meeting. As a result, the Relational Group has agreed to vote for and publicly support and recommend our Board’s nominees for director at the Meeting.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Intuit and our stockholders. The Nominating and Governance Committee is responsible for overseeing these Corporate Governance Principles and periodically making recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, retirement, Board performance evaluations, committee structure and stock ownership requirements.

We maintain a corporate governance page on our company website that contains key information about corporate governance matters. This information includes copies of our Code of Conduct & Ethics for all employees, including our Company’s senior executive and financial officers, our Operating Values, and the charter for each Board committee. The link to this corporate governance page can be found at http://investors.intuit.com/governance.cfm.

Board Responsibilities and Leadership Structure

The Board oversees management’s performance on behalf of Intuit’s stockholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs Intuit on a day-to-day basis, (2) to monitor management’s performance to assess whether Intuit is operating in an effective, efficient and ethical manner in order to create value for Intuit’s stockholders, and (3) to periodically review Intuit’s long-range plan, business initiatives, capital projects and budget matters.

The Board appoints the Chairman of the Board, who may be a former officer of Intuit if the Board determines that it is in the best interests of Intuit and its stockholders. The roles of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different people. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will appoint a lead independent director. Currently, the positions of Chairman of the Board and Chief Executive Officer are held by separate persons. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate at this time as it allows our Chief Executive Officer to focus primarily on management and strategy responsibilities, while allowing our Chairman to focus on leadership of the Board, providing feedback and advice to the Chief Executive Officer and providing a channel of communication between the Board members and the Chief Executive Officer. William V. Campbell, the current Chairman of the Board, is a non-executive employee of Intuit and previously served as Intuit’s chief executive officer. The Chairman of the Board presides over all Board meetings and works with the Chief Executive Officer to develop agendas for Board meetings. The Chairman advises the Chief Executive Officer and other members of senior management on business strategy and leadership development. He also works with the Board to drive decisions about particular strategies and policies and, in concert with the independent Board committees, facilitates a performance evaluation process of the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held six meetings during fiscal 2010. The independent directors also meet in executive session without management present. During fiscal 2010, the independent directors held four executive sessions. With respect to executive sessions of the independent directors, the independent directors may from time to time designate an independent director to serve as presiding director to chair these sessions. In addition, the presiding director may advise the Chairman of the Board with respect to agendas and information to be provided to the Board and may perform such other duties as the Board may from time to time delegate to assist it in fulfilling its responsibilities. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Board Oversight of Risk

Our Board has responsibility for overseeing risk management for the Company. The Board exercises this oversight responsibility directly and through its committees, as follows:

•	The Audit and Risk Committee has primary responsibility for overseeing our Enterprise Risk Management, or “ERM,” program. Intuit’s Chief Risk Officer, who reports to our General Counsel, facilitates the ERM program as part of our strategic planning process. The ERM program helps identify the top risks for each business unit and for Intuit as a whole. The Chief Risk Officer reports on a quarterly basis to the Audit and Risk Committee on Intuit’s top risk areas and the progress of the ERM program. The Audit and Risk Committee also has oversight responsibilities with respect to particular risks such as financial management and fraud.

•	The Board’s other committees — Compensation and Organizational Development, Nominating and Governance, and Acquisition — oversee risks associated with their respective areas of responsibility. The Compensation and Organizational Development Committee considers the risks associated with our compensation policies and practices for executives and employees generally. The Nominating and Governance Committee considers risks associated with corporate governance and overall board effectiveness, including recruiting appropriate Board members. The Acquisition Committee considers risks associated with Intuit’s merger and acquisition activities and the strategy and business models of acquisition candidates. At each quarterly Board meeting, members of each committee provide a report to the full Board covering the committee’s risk oversight and other activities.

•	The full Board receives an annual update from the Chief Risk Officer regarding the top enterprise-wide risks. The full Board also considers and provides oversight of specific strategic risks, including those relating to

Intuit’s business models and inorganic growth strategy. The Board also receives detailed reports at quarterly Board meetings from the Chief Executive Officer and the heads of our principal business units, which include discussions of the risks involved in their respective areas of responsibility. The senior management team also informs the Board routinely of developments that could affect our risk profile or other aspects of our business.

Intuit’s management team is responsible for balancing risk and opportunity in support of Intuit’s objectives. Management exercises this responsibility day to day through ongoing identification of risks related to significant business activities, implementation of risk mitigation activities and alignment of risk management to the Company’s strategy.

Compensation Risk Assessment

Pursuant to new SEC rules relating to risks arising from compensation policies and practices that could reasonably be likely to have a material adverse impact on the Company, the Company’s management conducted a review of its key compensation programs, policies and practices. This review was conducted in conjunction with Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation and Organizational Development Committee’s independent compensation consultant, which prepared a report on the Company’s incentive programs.

Our review included an analysis of the Company’s short-term and long-term compensation programs covering key program details, performance factors for each program, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks were pay mix, performance metrics, performance goals and payout curves, payment timing and adjustments, severance packages, equity incentives and stock ownership requirements and trading policies.

Our analysis was reviewed with the Compensation and Organizational Development Committee at its October 20, 2010 meeting. The review and analysis did not identify any areas of material risk arising from Intuit’s compensation programs.

Our assessment noted that Intuit’s approach to compensation utilizes a mix of cash and equity and annual and long-term incentives, as well as multiple performance metrics for its various programs. Our mix of compensation, the design features of our programs, and the respective oversight and control requirements are designed to mitigate any potential for inappropriate risk taking. For example, our annual incentive bonus plan bases 25% of the award on company-wide performance (revenue growth and non-GAAP operating income growth) and 75% on a qualitative evaluation of business unit and individual performance, which evaluation mitigates any tendency for an executive to focus exclusively on the specific financial metrics under the plan. Moreover, the performance metrics associated with our annual plan are aligned with the Company’s business plans and strategic objectives. In addition, officer compensation plans have individual payout and/or aggregate funding caps. Although certain commission plans for employees below the officer level do not have specific payment caps, the Company has concluded that risks arising from such plans are not reasonably likely to have a material adverse impact, in light of the controls maintained for such plans.

Long-term incentives make up approximately 50% of target total direct compensation (base pay, annual incentives, and long-term incentives) for executives and consist of a portfolio of equity related incentives that incent performance over a variety of time periods with respect to several balanced goals. For fiscal year 2011 the long-term incentives are divided into: stock options (generally vesting over three years with an option term of seven years); time-based restricted stock units (“RSUs”) (generally vesting over three years); performance-based RSUs measured by three-year Generally Accepted Accounting Principles (“GAAP”) operating income and revenue growth; and performance-based RSUs measured by three-year relative total shareholder return. In addition, Intuit has adopted stock ownership guidelines for executives at the senior vice president level and above and has an insider trading policy that prohibits trading put or call options and short sales.

Director Independence

Our Board currently includes seven independent directors, all of whom are standing for election. To be considered independent under NASDAQ rules, a director may not be employed by Intuit or engage in certain types of business dealings with Intuit. In addition, as required by NASDAQ rules, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by Intuit with regard to each director’s business and personal activities as they relate to Intuit and Intuit’s management. Based on this review, the Board has determined that Mr. Batchelder, Mr. Brody, Ms. Greene, Mr. Hallman, Mr. Kangas, Ms. Nora Johnson and Mr. Powell are independent directors. The Board previously determined that Mr. Sclavos, who resigned from our Board effective March 1, 2010, was an independent director.

In assessing director independence under NASDAQ rules, the Nominating and Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. Each of Mr. Powell and Mr. Kangas is, or was during fiscal 2010 (and Mr. Sclavos is, or was during fiscal 2010) a director of companies with which Intuit conducts business in the ordinary course. Consistent with NASDAQ independence standards, Intuit did not make payments to, or receive payments from, any of these companies for property or services in the current or any of the last three fiscal years that exceed 5% of Intuit’s or any of the other parties’ consolidated gross revenues. Following review of these transactions, the Board determined that each of these directors was independent under NASDAQ rules.

Attendance at Board, Committee and Annual Stockholders Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Directors generally may not serve on the boards of more than six public companies, including Intuit’s Board. Any director, who has a principal job change, including retirement, must offer to submit a letter of resignation to the Chairman of the Board. The Board, in consultation with the Nominating and Governance Committee, will review each offered resignation and determine whether or not to accept such resignation after consideration of the continued appropriateness of Board membership under the new circumstances.

During fiscal 2010, no director attended less than 75% of the aggregate number of meetings of the Board and the committees on which he or she served. Seven of our current directors attended the last Annual Meeting of Stockholders, held in December 2009. We moved our Meeting this year to coincide with our January 2011 meeting of the Board. Under the Corporate Governance Principles, all directors are encouraged to attend the annual meetings of Intuit’s stockholders.

Board Committees and Charters

The Board currently has a standing Acquisition Committee, Audit and Risk Committee, Compensation and Organizational Development Committee, and Nominating and Governance Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of these committees is an independent director as determined by the Board in accordance with NASDAQ listing standards and each member of the Audit and Risk Committee meets heightened independence criteria. Each committee has a charter and annually reviews its charter and makes recommendations to our Board for revision of its charter to reflect evolving best practices. Copies of each charter can be found on our website at http://investors.intuit.com/charters.cfm. Current committee members are identified in the following table.

Compensation and
			Organizational	Nominating and
	Acquisition	Audit and Risk	Development	Governance
Director	Committee	Committee	Committee	Committee

David H. Batchelder	X		X
Christopher W. Brody			X	Chair
William V. Campbell
Scott D. Cook
Diane B. Greene		X		X
Michael R. Hallman			Chair	X
Edward A. Kangas	X		X
Suzanne Nora Johnson	X	X
Dennis D. Powell	X	Chair
Brad D. Smith

Acquisition Committee

The Acquisition Committee was established on January 16, 2008 to review and approve acquisition, divestiture and investment transactions proposed by Intuit’s management in which the total consideration to be paid or received by Intuit is within certain limits that may be established by the Board from time to time.

In fiscal 2010, the Acquisition Committee held five meetings.

Audit and Risk Committee

The Audit and Risk Committee represents and assists the Board in its oversight of Intuit’s financial reporting, internal controls and audit functions, and is directly responsible for the selection, retention, compensation and oversight of the work of Intuit’s independent auditor.

Our Board has determined that each member of the Audit and Risk Committee is independent, as defined under applicable NASDAQ listing standards and SEC rules related to audit committee members, and is financially literate, as required by NASDAQ listing standards. All members of the Audit and Risk Committee have been determined by the Board to meet the qualifications of an “audit committee financial expert,” as defined by SEC rules, and to meet the qualifications of “financial sophistication” in accordance with NASDAQ listing standards. Stockholders should understand that these designations related to an Audit and Risk Committee member’s experience and understanding do not impose upon him or her any duties, obligations or liabilities greater than those generally imposed on other members of the Board. The Audit and Risk Committee held a portion of each meeting in closed session with our independent auditors, Ernst & Young LLP, present.

In fiscal 2010, the Audit and Risk Committee held 12 meetings. The responsibilities and activities of the Audit and Risk Committee are described in greater detail in “Audit and Risk Committee Report” beginning on page 58.

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee (the “Compensation Committee”) assists the Board in the review and approval of executive compensation and the oversight of organizational and management development for executive officers and other employees of Intuit. Each member of this committee is independent under NASDAQ listing standards and is a “Non-Employee Director,” as defined in Rule 16(b)-3 under the Securities Exchange Act of 1934. The Compensation Committee met 12 times in fiscal 2010. The Compensation Committee held a portion of each meeting in closed session, with only the Compensation Committee members and, on certain occasions, William Campbell, the Chairman of the Board, present.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see the “Compensation and Organizational Development Committee Report” on page 24 and “Compensation Discussion and Analysis” beginning on page 25.

The Compensation Committee is also responsible for reviewing the compensation for non-employee directors on an annual basis and making recommendations to the Board, in the event they determine changes are needed.

Section 162(m) Subcommittee

In the event that not all of the members of the Compensation Committee are “outside directors” for purposes of Regulation 1.162-27 under Section 162(m) of the Internal Revenue Code, the Charter of the Compensation Committee authorizes the designation of a subcommittee of not less than two members who are “outside directors.” This subcommittee has responsibility and authority to review and approve all elements of compensation that may require approval by a committee of “outside directors” in order for such compensation to qualify for deductibility under Section 162(m) and related regulations. In July 2010, the Board and the Compensation Committee designated such a subcommittee, consisting of Mr. Batchelder, Mr. Hallman and Mr. Kangas. This subcommittee was not required to meet in fiscal 2010.

Nominating and Governance Committee

The Nominating and Governance Committee reviews and makes recommendations to the Board regarding Board composition and appropriate governance standards. The Nominating and Governance Committee held five meetings in fiscal 2010.

The Nominating and Governance Committee has adopted a process to identify and evaluate candidates for director, whether recommended by management, Board members, or stockholders (if made in accordance with the procedures set forth under “Stockholder Recommendations of Director Candidates” on page 20). The committee will evaluate candidates properly recommended by stockholders in the same manner as candidates recommended by others.

Qualifications of Directors

The Nominating and Governance Committee believes that all nominees for Board membership should possess the highest ethics, integrity and values and be committed to representing the long-term interests of Intuit’s stockholders. In addition, nominees should have broad, high-level experience in business, government, education, technology or public interest. They should also have sufficient time to carry out their duties as directors of Intuit and have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee will also consider additional factors — such as independence, diversity, expertise and specific skills, and other qualities that may contribute to the Board’s overall effectiveness — when evaluating candidates for director. Intuit may also engage third-party search firms to provide assistance in identifying and evaluating Board candidates.

Consideration of director candidates typically involves a series of discussions and a review of available information concerning the candidate, the existing composition of the Board, and other factors the committee deems relevant. In conducting its review and evaluation, the committee may solicit the views of management, other Board members and other individuals it believes may have insight into a candidate.

In considering diversity in the selection of nominees, the Nominating and Governance Committee looks for individuals with varied professional experience, background, knowledge, skills and viewpoints in order to achieve and maintain a group of directors that, as a whole, provides effective oversight of the management of the Company. Although our nomination policy does not prescribe specific standards for diversity, the Board and the Nominating and Governance Committee do look for nominees with a diverse set of skills that will complement the existing skills and experience of our directors and provide an overall balance of diversity of perspectives, backgrounds and experiences. Our Board is currently composed of a group of leaders with broad and diverse experience in many fields, including: management of large global enterprises; technology and innovation leadership; consumer products and services; healthcare; financial services; legal and compliance; executive compensation; and corporate governance. Our Board members have acquired these diverse skills through their accomplished careers and their service as directors of a wide range of other public and private companies.

Compensation Committee Interlocks and Insider Participation

No executive officer of Intuit during fiscal 2010 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Intuit’s Board or Intuit’s Compensation Committee.

DIRECTOR COMPENSATION

Overview

The Compensation Committee is responsible for reviewing the equity and cash compensation for directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed. Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee board members. At our 2009 Annual Meeting on December 15, 2009, our stockholders approved a new non-employee director compensation program to go into effect after the date of the 2009 Annual Meeting. Under this program the equity component of the director compensation program was changed from a fixed number of stock options to a fixed dollar value of RSUs, as discussed under “Automatic Restricted Stock Unit Grants to Non-Employee Directors (after December 15, 2009)” on page 19.

The following table summarizes the fiscal 2010 compensation earned by each member of the Board other than Mr. Smith, whose compensation is described under “Executive Compensation” beginning on page 43.

Director Summary Compensation Table

	Fees Earned	Stock	Option	All Other
	or Paid in	Awards	Awards	Compensation
Director Name	Cash ($)	($)[1]	($)[2]	($)	Total ($)

David H. Batchelder	45,000	364,968	—	—	409,968
Christopher W. Brody	58,750	307,439	150,532	—	516,721
William V. Campbell	196,154 [3]	289,966 [4]	—	1,000,000 [5]	1,486,120
Scott D. Cook	—	—	—	919,638 [6]	919,638
Diane B. Greene	50,000	270,758	224,294	—	545,052
Michael R. Hallman	55,000	307,439	150,532	—	512,971
Edward A. Kangas	60,000	289,967	—	—	349,967
Suzanne Nora Johnson	60,000	289,967	—	—	349,967
Dennis D. Powell	75,000	307,439	—	—	382,439
Stratton D. Sclavos[7]	20,000	232,469	212,210	—	464,679

(1)	These amounts represent the aggregate grant date fair value of awards granted during fiscal 2010, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” (“FASB ASC Topic 718”) assuming no forfeitures. For each of the RSU awards, the grant date fair value of these awards is calculated using the closing price of Intuit’s common stock on the grant date as if these awards were vested and issued on the grant date. Please see the “Equity Grants to Directors During Fiscal Year 2010” and “Outstanding Equity Awards for Directors at Fiscal Year-End 2010 (Exercisable and Unexercisable)” tables for information regarding the grant date fair value of awards granted during the year and the number of awards outstanding for each director at the end of the fiscal year.

(2)	These amounts represent the aggregate grant date fair value of options granted during fiscal 2010, computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For information on the valuation assumptions with respect to stock option grants, see Intuit’s Annual Report on Form 10-K for the fiscal year ended July 31,

2010. These amounts reflect option awards made prior to the change in non-employee director equity awards from options to RSUs after the date of the 2009 Annual Meeting. Please see the “Equity Grants to Directors During Fiscal Year 2010” and “Outstanding Equity Awards for Directors at Fiscal Year-End 2010 (Exercisable and Unexercisable)” tables for information regarding the grant date fair value of awards granted during fiscal 2010 and the number of awards outstanding for each director at the end of the fiscal 2010.

(3)	This amount represents a stipend paid to Mr. Campbell for his role as Non-Executive Chairman of the Board.

(4)	This amount represents the grant date fair value of two RSU awards granted on December 16, 2009 in recognition of Mr. Campbell’s membership on the Board and his role as Chairman of the Board.

(5)	This amount represents a donation to the National Football Foundation (NFF), a not-for-profit organization that promotes leadership, sportsmanship and academic excellence, and annually awards post-graduate scholarships to the most outstanding scholar-athletes and community leaders in college football as well as a trophy named for Mr. Campbell. Mr. Campbell is a director of the NFF. In fiscal 2010, Intuit donated $1,000,000 to the NFF’s Campaign for Excellence. Mr. Campbell was not involved in the solicitation, consideration or approval of this donation. He receives no compensation from the NFF and derives no financial benefit from the donation. This donation was unanimously approved by the Audit and Risk Committee and was approved by three of the four members of the Compensation Committee, with Mr. Batchelder voting against.

(6)	Mr. Cook’s compensation represents an annual salary of $500,000; an incentive bonus of $415,000 awarded for service in fiscal 2010; and premiums for Intuit’s Executive Long-Term Disability Plan of $4,638. Mr. Cook did not receive any equity awards from Intuit during fiscal 2010.

(7)	Mr. Sclavos left the Board in March 2010.

Equity Grants to Directors During Fiscal Year 2010

The following table shows each RSU and option grant made to each of our directors, other than Mr. Smith, during fiscal 2010, including the grant date, number of shares, grant date fair value, and exercise price, if applicable.

	Stock Awards[1]			Option Awards[2]
		Shares	Grant Date		Shares		Grant Date
	Grant	Subject to	Fair	Grant	Subject to	Exercise	Fair
Director Name	Date	Award (#)	Value ($)[3]	Date	Option (#)	Price ($)[4]	Value ($)[5]

David H. Batchelder	12/16/2009	8,269	249,972
	12/16/2009	1,902	57,498
	12/16/2009	1,902	57,498

		12,073	364,968

Christopher W. Brody	12/16/2009	5,788	174,971	11/25/09[6]	22,500	29.66	150,532
	12/16/2009	2,480	74,970
	12/16/2009	1,902	57,498

		10,170	307,439

William V. Campbell	12/16/2009	5,788	174,971
	12/16/2009	3,804	114,995

		9,592	289,966

Scott D. Cook		—	—

Diane B. Greene	12/16/2009	5,788	174,971	08/15/09[6]	22,500	30.39	171,702
	12/16/2009	1,902	57,498	08/15/09[7]	7,500	30.39	52,592

	4/30/2010	1,058	38,289		30,000		224,294

		8,748	270,758

Michael R. Hallman	12/16/2009	5,788	174,971	11/25/09[6]	22,500	29.66	150,532
	12/16/2009	2,480	74,970
	12/16/2009	1,902	57,498

		10,170	307,439

Edward A. Kangas	12/16/2009	5,788	174,971
	12/16/2009	1,902	57,498
	12/16/2009	1,902	57,498

		9,592	289,967

Suzanne Nora Johnson	12/16/2009	5,788	174,971
	12/16/2009	1,902	57,498
	12/16/2009	1,902	57,498

		9,592	289,967

Dennis D. Powell	12/16/2009	5,788	174,971
	12/16/2009	2,480	74,970
	12/16/2009	1,902	57,498

		10,170	307,439

Stratton D. Sclavos	12/16/2009	5,788	174,971	08/01/09[6]	22,500	29.70	165,143
	12/16/2009	1,902	57,498	12/12/09[7]	7,500	29.76	47,067

		7,690	232,469		30,000		212,210

(1)	The first stock award listed for each director vests as to 50% of the shares on December 1, 2010 and 50% of the shares on December 1, 2011; the second and third stock awards listed for each director, if applicable, vest as to 100% of the underlying shares on December 1, 2010.

(2)	These amounts reflect options granted to non-employee directors prior to the change in director equity awards from options to RSUs beginning on December 16, 2009, the day after our 2009 Annual Meeting.

(3)	These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718. The grant date fair value of these awards is calculated using the closing market price of Intuit’s common stock on the date of grant.

(4)	All options have an exercise price equal to the fair market value of Intuit’s common stock on the date of grant.

(5)	These amounts represent the aggregate grant date fair value of these options computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For information on the valuation assumptions with respect to stock option grants, see Intuit’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(6)	50% of the shares vest on the one year anniversary of the grant date; and thereafter 4.1666% of the shares vest monthly such that the award is fully vested on the second anniversary of the grant date.

(7)	8.333% of the shares vest on each monthly anniversary of the grant date such that the options are fully vested on the one year anniversary of the grant date.

Outstanding Equity Awards for Directors at Fiscal Year-End 2010 (Exercisable and Unexercisable)

The following table provides information on the outstanding equity awards held by our directors, other than Mr. Smith, as of July 31, 2010.

	Aggregate Shares
	Subject to Outstanding
	Stock	Option
Director Name	Awards (#)	Awards (#)

David H. Batchelder	12,073	—
Christopher W. Brody	10,170	475,000
William V. Campbell	9,592	100,000
Scott D. Cook	—	—
Diane B. Greene	8,748	165,000
Michael R. Hallman	10,170	222,500
Edward A. Kangas	9,592	142,500
Suzanne Nora Johnson	9,592	150,000
Dennis D. Powell	10,170	292,500

Annual Retainer for Non-Employee Directors

Non-employee directors are paid an annual cash retainer of $30,000, plus additional cash retainers based on their committee service. These annual retainers are paid in quarterly installments and are listed in the following table:

Annual
Position	Amount ($)

Board Member	30,000
Audit and Risk Committee Chair	30,000
Non-Chair Audit and Risk Committee Members	15,000
Acquisition Committee Member	15,000
Compensation and Organizational Development Committee Member	15,000
Nominating and Governance Committee Member	10,000

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Automatic Option Grants to Non-Employee Directors (through December 15, 2009)

All equity grants to non-employee directors in fiscal year 2010 were made pursuant to a shareholder-approved non-discretionary formula set forth in our 2005 Equity Incentive Plan. Through December 15, 2009, our directors received annual grants of a fixed number of stock options for their Board service (22,500 options for Board membership, 10,000 options for service as a committee chair and 7,500 options for service as a committee member).

Automatic Restricted Stock Unit Grants to Non-Employee Directors (after December 15, 2009)

The stockholders of the Company approved an amendment to the 2005 Equity Incentive Plan on December 15, 2009, after which equity grants to non-employee directors were made in the form of a fixed dollar value of RSUs, rather than options, in the following amounts: new Board members ($250,000 on date of joining Board), continuing Board members ($175,000 annually), Committee members ($57,500 annually), and Board-designated Committee chairs ($17,500 annually). Because the formula is based on a fixed dollar amount, the number of RSUs awarded annually to non-employee directors varies, depending on the closing market price of Intuit’s common stock on the date of grant. Annual Board and committee grants are awarded each year on the first business day after the Annual Meeting of Stockholders. Initial Board and committee grants are awarded shortly after the director first joins the Board or committee and are pro-rated based on the number of full months the director will serve (assuming continuous service) between grant date and the next vesting date. If the non-employee director elects, settlement of the awards can be deferred for up to five years. A non-employee director will receive committee grants for a maximum of two committees.

Vesting of these RSUs occurs on December 1 of each year, so long as the non-employee director does not experience a termination. Initial Board grants vest in four equal installments over four years, annual Board grants vest in two equal installments over two years and committee grants vest in one year. If any grant has been pro-rated as described above, the number of shares that vest on the first vesting date (but not any other vesting date) shall be correspondingly pro-rated.

New Director Equity Compensation Program (after January 19, 2011)

If Proposal No. 3 is approved, the existing provisions of the 2005 Equity Incentive Plan providing for automatic grants of RSUs will be deleted. Instead, the Board will have discretion to establish a program to grant equity awards to our directors in amounts and with vesting and other provisions to be determined from time to time by the Board.

In October 2010 the Board approved a new director equity compensation program, which will be effective for grants to directors made immediately following the Meeting. Grants will be made to non-employee directors and the Chairman of the Board in the form of a fixed dollar value of RSUs in the following amounts:

Fixed
Amount of
Non-Employee Board Position	Award ($)

New Board Member (on date of joining Board)	250,000
Continuing Board Member (annual grant)	175,000
Chairman of the Board (additional annual grant)	115,000
Committee Members (annual grant)	57,500
Board-designated Committee Chair (additional annual grant)	17,500

Because the formula is based on a fixed dollar amount, the number of RSUs awarded annually to non-employee directors varies, depending on the closing market price of Intuit’s common stock on the date of grant. The annual grants will be awarded on the first business day after each Annual Meeting of Stockholders. Initial Board and committee awards are pro-rated based on the number of full months the director will serve (assuming continuous service) between the grant date and the next vesting date. If the director elects, settlement of the awards can be deferred for up to five years. A director can receive committee grants for a maximum of two committees. Vesting of these RSUs occurs on the first date of the twelfth month following the date of grant, so long as the director does not experience a termination. For example, for grants made in January 2011, vesting would occur on January 1, 2012. Initial Board grants vest in four equal installments over four years, annual Board and Chairman grants vest in two equal installments over two years and committee grants vest in one year. If any grant has been pro-rated as described above, the number of shares that vest on the first vesting date (but not any other vesting date) shall be correspondingly pro-rated.

Director Stock Ownership Requirement

Each director is required to hold at least 10,000 shares of Intuit common stock by the later of July 2011 or five years from the date the director joined the Board. The value of this minimum stock ownership is greater than five times the cash retainer for non-employee directors during fiscal 2010. The shares must then be held throughout the director’s tenure on the Board. If any director does not meet the stock ownership requirement within the designated time frame, 50% of his or her annual cash retainers will be made in the form of Intuit stock until compliance is achieved.

STOCKHOLDER MATTERS

Stockholder Communications with the Board

The Nominating and Governance Committee is responsible for receiving stockholder communications on behalf of the Board. Any stockholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/contactBoard.cfm. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Stockholder Recommendations of Director Candidates

As discussed above, our Nominating and Governance Committee will consider director candidates recommended by a stockholder. A stockholder seeking to recommend a candidate for the committee’s consideration should submit the candidate’s name and qualifications to: Nominating and Governance Committee, c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/contactBoard.cfm. You may find a copy of a document entitled “Process of Identifying and Evaluating Nominees for Director” on our website http://investors.intuit.com/contactBoard.cfm.

Stockholder Proposals and Nominations for the 2012 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal for inclusion in Intuit’s 2012 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by August 1, 2011. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2012 Annual Meeting of Stockholders that is not intended for inclusion in the Intuit’s 2012 proxy statement must provide written notice of the proposal or nomination to Intuit’s Corporate Secretary, at our principal executive offices, between October 6, 2011 and November 5, 2011. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request. Our bylaws are also on file with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of Intuit’s common stock that we believe are owned as of October 31, 2010 by:

•	Each Named Executive Officer (defined on page 25),

•	Each director and nominee,

•	All current directors, nominees and executive officers as a group, and

•	Each stockholder owning more than 5% of our common stock.

Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Intuit Inc., P.O. Box 7850, Mountain View, California 94039-7850.

We calculated the “Percent of Class” based on 313,601,653 shares of common stock outstanding on October 31, 2010. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of October 31, 2010, and (2) shares issuable upon settlement of RSUs that are vested, or will become vested within 60 days of October 31, 2010. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership (#)	Class (%)

Directors and Executive Officers:
Scott D. Cook(1)	18,148,228	5.79%
Brad D. Smith(2)	610,511	*
R. Neil Williams(3)	184,619	*
Kiran M. Patel(4)	1,022,079	*
Daniel R. Maurer(5)	213,883	*
Sasan K. Goodarzi(6)	241,467	*
David H. Batchelder(7)	12,187,524	3.89%
Christopher W. Brody(8)	895,343	*
William V. Campbell(9)	181,992	*
Diane B. Greene(10)	163,354	*
Michael R. Hallman(11)	410,719	*
Edward A. Kangas(12)	132,791	*
Suzanne Nora Johnson(13)	140,291	*
Dennis D. Powell(14)	157,901	*
All current directors and executive officers as a group (16 people)(15)	34,981,130	11.02%
Other 5% Stockholders:
PRIMECAP Management Company(16)	29,867,585	9.52%
Capital World Investors(17)	25,635,000	8.17%
The Growth Fund of America, Inc.(18)	20,800,000	6.63%
Vanguard Chester Funds — Vanguard Primecap Funds(19)	17,300,000	5.52%

*	Indicates ownership of 1% or less.

(1)	Represents 18,148,228 shares held by trusts, of which Mr. Cook is a trustee.

(2)	Includes 521,549 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Smith.

(3)	Includes 173,804 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Williams.

(4)	Includes 988,753 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Patel.

(5)	Includes 198,193 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Maurer.

(6)	Includes 231,386 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Goodarzi.

(7)	Includes 5,872 shares issuable upon settlement of vested restricted stock units held by Mr. Batchelder. Mr. Batchelder is a Principal of Relational Investors, LLC (“RILLC”). RILLC is the record owner of 200 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P., Relational Fund Partners, L.P., Relational Coast Partners, L.P., RH Fund 1, L.P., RH Fund 6, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P. and Relational Investors Alpha Fund I, L.P. These Limited Partnerships own a total of 9,822,756 shares. An additional 2,358,696 shares are held in accounts managed by RILLC. Mr. Batchelder disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(8)	Includes 426,963 shares issuable upon exercise of options held by Mr. Brody. Vantage Partners Inc., of which Mr. Brody is chairman and a stockholder, holds 283,000 shares.

(9)	Includes 106,698 shares issuable upon exercise of options held by Mr. Campbell.

(10)	Includes 163,354 shares issuable upon exercise of options held by Ms. Greene.

(11)	Includes 219,463 shares issuable upon exercise of options held by Mr. Hallman. A family partnership of which Mr. Hallman is a partner holds 175,200 shares.

(12)	Represents 132,791 shares issuable upon exercise of options held by Mr. Kangas.

(13)	Represents 140,291 shares issuable upon exercise of options held by Ms. Nora Johnson.

(14)	Represents 157,901 shares issuable upon exercise of options held by Mr. Powell.

(15)	Includes 3,743,651 shares issuable upon exercise of options and upon settlement of vested restricted stock units. Represents shares and options held by the individuals described in Notes 1 — 14, plus an additional 13,795 outstanding shares and 276,633 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by other executive officers.

(16)	Ownership information for PRIMECAP Management Company (“PRIMECAP”) is based on a Schedule 13G filed with the SEC by PRIMECAP, reporting ownership as of December 31, 2009. PRIMECAP reported sole voting power as to 8,478,485 shares and sole dispositive power as to 29,867,585 shares. The address of PRIMECAP is 225 South Lake Ave. #400, Pasadena, California 91101.

(17)	Ownership information for Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), is based on a Schedule 13G filed with the SEC by Capital World, reporting ownership as of December 31, 2009. Capital World reported sole voting power as to 1,295,000 shares and sole dispositive power as to 25,635,000 shares and reported that it is deemed to be the beneficial owner of the 25,635,000 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital World is 333 South Hope Street, Los Angeles, California 90071.

(18)	Ownership information for The Growth Fund of America, Inc. (“Growth Fund”) is based on a Schedule 13G filed with the SEC by Growth Fund, reporting ownership as of December 31, 2009. Growth Fund reported sole voting power as to 20,800,000 shares. The address of Growth Fund is 333 South Hope Street, Los Angeles, California 90071.

(19)	Ownership information for Vanguard Chester Funds — Vanguard Primecap Fund (“Vanguard”) is based on a Schedule 13G filed with the SEC by Vanguard, reporting ownership as of December 31, 2009. Vanguard reported sole voting power as to 17,300,000 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Intuit’s directors and executive officers, and greater-than-10% stockholders to file forms with the SEC to report their ownership of Intuit shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Intuit. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2010, except that Forms 4 reflecting the August 1, 2009 vesting of RSUs granted to each of Mr. Patel and Mr. Smith were not timely filed due to administrative error. The vesting was reported on August 28, 2009.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REPORT

Set out below is the Compensation Discussion and Analysis, which is a discussion of Intuit’s executive compensation programs and policies written from the perspective of how we and management view and use such policies and programs. We strive to see that Intuit’s compensation programs are fiscally responsible, market responsive and performance based. Guided by these principles, we regularly review and monitor senior management’s compensation, as well as their potential for larger leadership roles, to produce the greatest value for Intuit’s three stakeholders — employees, customers and stockholders. To this end, the Compensation and Organizational Development Committee has reviewed the components of compensation paid to each of Intuit’s officers for fiscal 2010, including annual base salary, target incentive bonus and equity compensation.

Given our role in providing guidance on program design, administering those programs and policies, and in making specific compensation decisions for senior executives, the Compensation and Organizational Development Committee participated in the preparation of the Compensation Discussion and Analysis and reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATIONAL
DEVELOPMENT COMMITTEE MEMBERS

Michael R. Hallman (Chair)
David H. Batchelder
Christopher W. Brody
Edward A. Kangas

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Organizational Development Committee (the “Compensation Committee”) oversees Intuit’s compensation plans and policies, approves compensation of our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis (“CD&A”) contains a discussion and analysis of compensation approved by the Compensation Committee and paid for fiscal 2010 to the executive officers named below (the “Named Executive Officers”) and included in the “Summary Compensation Table” on page 43:

•	Brad D. Smith, President and Chief Executive Officer

•	R. Neil Williams, Senior Vice President and Chief Financial Officer

•	Kiran M. Patel, Executive Vice President and General Manager, Small Business Group

•	Daniel R. Maurer, Senior Vice President and General Manager, Consumer Group

•	Sasan K. Goodarzi, Senior Vice President and General Manager, Financial Services Division

Executive Summary

Intuit delivered strong financial results in fiscal 2010, achieving revenue growth of 11%, non-GAAP operating income growth of 18% and non-GAAP EPS growth of 16%. Appendix A to this proxy statement includes a reconciliation of non-GAAP operating income and non-GAAP EPS to the most comparable GAAP measures. Intuit and its management delivered these strong results in an environment of continued economic uncertainty and a sluggish recovery of the U.S. economy. Intuit continued to demonstrate excellent execution against its three-point strategy of building growth in its core businesses, building adjacent businesses and entering new geographies, and accelerating the transition to connected services.

The Consumer Group, which includes our TurboTax and personal finance offerings, continued to grow its customer bases, gain share in its categories and improve customer retention, delivering 15% revenue growth for the year. Our Small Business Group grew revenue 9% for the year, accelerated its acquisition of new users, grew revenue per customer in the QuickBooks business, improved customer satisfaction scores, and grew its online and subscription based offerings. While achieving strong revenue growth in these core businesses, Intuit also focused on building its adjacent businesses, through acquisitions such as Mint.com and Medfusion, and entering new geographies with online and mobile offerings. Intuit also continued to accelerate its transition to connected services, growing revenue from connected services offerings faster than the Company average and growing the customer bases in our flagship online offerings aggressively. In addition, Intuit kept its employee satisfaction scores near best-in-class levels.

Because Intuit was able to deliver such strong results for shareholders, customers and employees, the Compensation Committee determined that our Named Executive Officers would receive cash bonuses, equity grants and, in some cases, salary increases, in recognition of Company and individual performance, as further discussed in this CD&A.

Compensation Philosophy and Objectives

The Compensation Committee compensates our executives based on overall Company performance and individual employee performance, and our overall compensation packages are designed to help Intuit acquire, retain and motivate talented executives with proven experience. Because our Named Executive Officers lead our largest business units or functions, they have the ability to directly influence overall company performance and, as a result, have a greater portion of their pay tied to short and long-term incentive programs than most other Intuit employees. Our key measures of Company and individual performance are discussed in more detail below.

The Compensation Committee believes that a mix of both cash and equity incentives is appropriate, as cash incentives reward executives for near term results, while equity incentives motivate executives to increase stockholder value in the longer term. In determining the amount of the cash and equity incentives, the Compensation Committee considers each officer’s total compensation on both a short and long-term basis to assess the retention value of the overall compensation package.

We carefully manage equity compensation to provide competitive rewards that are commensurate with results delivered, while limiting dilution to stockholders. The majority of our RSUs granted to senior executives vest only upon achievement of designated financial targets, and stock options provide value to our executives only if Intuit’s stock price increases following the date of grant.

The Compensation Committee conducts its annual review process near the end of Intuit’s fiscal year to determine each executive’s cash bonus, equity awards, including options and RSUs, and any adjustments to base salary. The purpose of the review timing is to allow consideration of performance in the compensation decision-making process for the year.

Specific Elements of Compensation

Compensation for all Named Executive Officers is a mix of the principal components summarized in the following table and described in greater detail below.

Component of Compensation	Primary Purpose

Base Salary	Provide the security of a competitive fixed cash payment for services rendered
Annual Bonus	Reward achievement of annual company financial performance and individual strategic and operational objectives
Stock Options (time-based vesting)	Retain and motivate executives to build stockholder value over the life of the option, since options have value only if Intuit’s stock price appreciates
Restricted Stock Units (time-based vesting)	Retain executives and provide a degree of equity value over the vesting term of the RSUs
Restricted Stock Units (3-year performance goals)	Retain executives and reward achievement of 3-year revenue and operating income goals
Restricted Stock Units (3-year relative Total Shareholder Return)	Retain executives and reward performance of Intuit’s stock price over 3-year period relative to similar alternative investments

Base Salary

Intuit provides base salaries to all of its employees, including the Named Executive Officers, to provide them the security of a fixed cash payment for services rendered. As discussed in our proxy statement for our 2009 Annual Stockholder Meeting, in July 2009, the Compensation Committee reviewed the base salaries of our Named Executive Officers and determined that the base salaries of our Named Executive Officers were competitive versus our peer group. Based on this analysis, the Compensation Committee decided not to increase Named Executive Officer salary levels for fiscal 2010. This decision was also consistent with a Company-wide decision not to increase salaries for employees at the director level and above in light of the economic downturn. In July 2010, the Compensation Committee reviewed the base salaries of our Named Executive Officers in the context of the benchmarking provided by FW Cook, the Compensation Committee’s independent compensation consultant, to determine whether the base salaries of any of our Named Executive Officers should be increased to remain competitive with their peers at the companies which comprise our peer group, as further described under “Use of Competitive Data” on page 38.

Chief Executive Officer Salary.  The Compensation Committee decided to increase Mr. Smith’s base salary from $800,000 to the market median of $950,000, taking into account the benchmarking analysis from FW Cook and the fact that Mr. Smith had not received a base salary increase since August 2008. Based on his new base salary and continuing target bonus of 120% of base salary, FW Cook determined that Mr. Smith’s resulting target cash compensation is at the peer median.

Other Named Executive Officer Salaries.  The Compensation Committee also approved an increase in Mr. Maurer’s base salary from $475,000 to $515,000, taking into account the analysis from FW Cook, the Chief Executive Officer’s evaluation of Mr. Maurer’s performance, and the excellent results of the consumer tax business under his leadership. With this adjustment, Mr. Maurer’s salary falls between the 50th and 75th percentile of peers.

The Compensation Committee also increased Mr. Williams’ salary from $600,400 to $625,000 in recognition of his outstanding performance, the scope and complexity of his role and his strategic leadership with regard to Intuit’s long-term goals. Mr. Williams’ salary remains in the top quartile of the peer group. The Compensation Committee did not adjust the base salaries of Mr. Patel or Mr. Goodarzi.

Annual Cash Bonuses

Intuit uses cash bonuses to reward achievement of annual Company financial performance and individual strategic and operational objectives, which are expected to increase stockholder value. Each of Intuit’s Named Executive Officers has an annual bonus target that is a stated percentage of base salary, which is determined by the executive’s role within Intuit. The bonus targets were set by the Compensation Committee based on scope and significance of each executive’s leadership role at Intuit and remained unchanged from fiscal 2009. The target amounts are used as a guideline for the determination of cash bonuses, but actual bonus payments for fiscal 2010 were greater than these targets because of the delivery of strong results in fiscal 2010, as discussed below.

Cash bonuses for our Named Executive Officers were paid out under the Senior Executive Incentive Plan (“SEIP”), which is a stockholder-approved plan designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Each year, the Compensation Committee sets a performance target which must be achieved in order for participants to receive a cash bonus under the SEIP. In the first quarter of fiscal 2010, the Compensation Committee established a Company revenue target of $3.1 billion as the minimum performance hurdle for any Named Executive Officer to be eligible for a cash bonus under the SEIP. At the close of fiscal 2010, the Compensation Committee certified that Intuit had exceeded the revenue target and thus each Named Executive Officer qualified for a cash bonus under the SEIP.

Following certification of achievement of this target for purposes of Section 162(m), the Compensation Committee applied its discretion to determine the actual amount of each Named Executive Officer’s cash bonus. The bonus is divided into two components:

•	25% of each executive’s bonus was based on overall Company performance against specific revenue and operating income targets; and

•	75% of each executive’s bonus was based on individual performance, in the context of each executive’s business unit or functional group results.

The Compensation Committee weighted these two components of the bonus at 25% and 75% for all Intuit executives in order to tie annual cash bonus awards to both the overall Company performance and, to a greater degree, to the executive’s individual contribution to the strategic and operational performance of their business unit or functional group.

Company Performance Component

The Company component of the cash bonus for the Named Executive Officers is based on both Intuit’s revenue growth and non-GAAP operating income growth for fiscal 2010. Both measures are weighted equally because the Company believes that annual profitable growth sustained over time translates into durable value creation for shareholders, and that neither revenue growth nor operating income growth is more important than the other measure.

To determine the component of each Named Executive Officer’s bonus based on overall Company performance, the Compensation Committee adopted the following matrix, which gives a range of bonus payments based on Intuit’s achievement of revenue growth and non-GAAP operating income growth targets for fiscal 2010:

Bonus Ranges for Fiscal 2010

Non-GAAP Operating	Revenue Growth
Income Growth	<4%	4-8%	>8%

>8%	75-100%	90-110%	110-130+%

6-8%	75-100%	90-110%	75-110%
<6%	50-90%	75-110%	75-110%

Because the Company’s revenue grew 11% and non-GAAP operating income grew 18%, the component of each executive’s bonus based on overall Company performance was set by the Compensation Committee in the range of 110%-130% of that executive’s target. The Compensation Committee, in consultation with the Chief Executive Officer, then made an informed, but ultimately subjective determination that the Company performance component of each executive’s bonus (including bonuses for the Named Executive Officers) would be paid at 115% of target. The Compensation Committee chose this percentage because they determined the Company delivered strong results for shareholders, with operating results above plan during a fiscal year in which the economy remained challenging, and that this positioned Intuit well for continued growth in the coming year.

Individual Performance Component

In addition to setting the Company performance component, the Compensation Committee established a separate range for the component of each Named Executive Officer’s cash bonus based on individual performance. Consistent with the Company’s general compensation practices, the Compensation Committee determined that employees who received an “outstanding” performance rating were eligible to receive an individual performance component of their bonus in the range of approximately 120% to 165% of target.

The actual payouts of this component to our Named Executive Officers were in the range of 139% to 166%, depending on the Compensation Committee’s subjective evaluation of each executive’s performance, as discussed below the following table.

The following table summarizes the inputs that were used in calculating the cash bonus paid to each of our Named Executive Officers. Actual bonus amounts were rounded immaterially in certain cases.

					Actual Payout	Actual
		Bonus	Bonus		Percentage	Cash
		Target	Target	Performance	for Each	Bonus
Executive	Base Salary	(%)	($)	Components	Component	Payment
Brad D. Smith	$800,000	120%	$960,000	Company (25%)	115%	$276,000
				Individual (75%)	160%	1,152,000

Total						$1,428,000

R. Neil Williams	$600,400	75%	$450,300	Company (25%)	115%	$129,500
				Individual (75%)	139%	470,500

Total						$600,000

Kiran M. Patel	$700,000	100%	$700,000	Company (25%)	115%	$201,300
				Individual (75%)	157%	823,700

Total						$1,025,000

Daniel R. Maurer	$475,000	75%	$356,250	Company (25%)	115%	$102,400
				Individual (75%)	166%	442,600

Total						$545,000

Sasan K. Goodarzi	$540,000	65%	$351,000	Company (25%)	115%	$100,900
				Individual (75%)	140%	369,100

Total						$470,000

Brad Smith’s Bonus.  In determining the component of Mr. Smith’s bonus related to his individual performance, the Compensation Committee considered his impact on one-year operational and longer-term strategic plans. In particular, the Compensation Committee determined that Mr. Smith had delivered outstanding performance on the following one-year operational goals which were established by the Compensation Committee earlier in fiscal 2010:

•	Revenue growth

•	Operating income growth

•	Leadership results

•	Build durable advantage in operating infrastructure including a multi-year IT and technology roadmap

•	Uphold high customer experience results as measured by customer satisfaction scores

•	Talent management (hiring, retention and development, with specific focus on attracting and retaining technical talent)

•	Maintain high employee satisfaction scores (as measured through annual survey and related actions) in challenging market

•	Enhance the engineering culture by engaging and empowering technical talent to create great products

•	Develop a collaborative management environment that empowers leaders

In assessing Mr. Smith’s performance of these one-year goals, the Compensation Committee noted that revenue grew 11% and non-GAAP operating income grew 18% year-over-year, while the Company was able to continue investing in growth opportunities and returning cash to shareholders, while maintaining a strong balance sheet in a tough economy. Under Mr. Smith’s leadership, Intuit also improved its customer satisfaction scores in QuickBooks, TurboTax, Financial Services and Accounting Professionals offerings. Mr. Smith oversaw the key acquisitions of Mint.com and Medfusion, which extend the Company’s leadership in connected services. In addition, employee satisfaction scores remained at or near best-in-class levels, and Mr. Smith continued to improve Intuit’s engineering culture by building momentum around Intuit’s culture of innovation. Throughout the year, Mr. Smith led a unified executive team that provided dynamic and collaborative leadership to the entire Company.

The Compensation Committee also determined that Mr. Smith had delivered outstanding progress toward the following longer-term goals which were established by the Compensation Committee earlier in fiscal 2010:

•	Long-term strategic plan for Intuit that accelerates our growth track

•	Progress against 3-year plans for each major business unit

•	Execute on strategic plan for growth

•	Multi-year leadership strategy and progress

•	Management growth and succession plans; strong business leaders and pipeline; hiring and retention of key talent

•	Trend for employee engagement results (annual survey and related actions); addressing any specific issues which arise

•	Trend for customer experience results as measured by customer satisfaction scores

In assessing Mr. Smith’s performance and progress toward these long-term goals, the Compensation Committee determined that he continued to drive strong execution of the three-year strategic plan for each major business unit. The Compensation Committee also recognized that under Mr. Smith’s leadership, Intuit had made significant progress toward its strategic initiatives of driving growth in the core businesses, building adjacent businesses and entering new geographies, and accelerating Intuit’s transition to connected services. In particular, revenue from the Company’s software-as-a-service offerings grew faster than traditional desktop offerings, and several business units began offering mobile applications. Mr. Smith also defined expectations and skills required for all levels of leadership at Intuit and put in place new initiatives to assess and retain key engineering talent. As discussed above, he also built a strong foundation for long-term progress and leadership by maintaining employee satisfaction scores near best-in-class and generating improvements in customer satisfaction scores in several key businesses.

The Compensation Committee evaluated Mr. Smith’s performance based on his achievement of these short-term and long-term goals and, after consulting with the Board without Mr. Smith present, determined that his overall performance rating was outstanding. In consideration of this rating, the Compensation Committee applied its judgment to determine that the component of Mr. Smith’s bonus related to individual performance would be paid at 160% of target. The Compensation Committee determined that this bonus award was consistent with Mr. Smith’s achievement of the goals described above. In determining this component of Mr. Smith’s bonus, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and their overall impact on the Company and exercised its judgment in setting his bonus.

The Compensation Committee also determined the individual performance component of cash bonuses for our other Named Executive Officers, based on each executive’s leadership and progress toward one-year operational and longer-term strategic plans. In evaluating executives and determining each of their overall performance ratings, the Compensation Committee considered: (1) the performance evaluation and pay recommendations made by the Chief Executive Officer, which took into account the performance of each executive’s business unit or functional group, and (2) the scope and degree of difficulty of the executive’s responsibilities. Performance evaluations and ratings are, by their nature, subjective, and there is no quantitative formula that determines a performance rating for our executive officers.

Neil Williams’ Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Williams had outstanding performance for fiscal 2010. Under his leadership, Intuit’s finance team partnered with our business units to achieve excellent results. Through the use of rigorous operating mechanisms, leaders were better able to forecast return on investment on a more detailed level. Mr. Williams also led the staged outsourcing of non-core operations that improved our operating margins and is expected to reduce Intuit’s cost structure over the long-term. He also continued to execute on a multi-year effort to reduce spending and transform the finance organization to improve its efficiency and effectiveness and build a solid foundation for the future. Based on its review, the Compensation Committee determined that the individual performance component of Mr. Williams’ bonus would be paid out at 139% of target.

Kiran Patel’s Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Patel had outstanding performance for fiscal 2010, based on his role in driving growth in Intuit’s largest business unit during the year. Mr. Patel’s leadership of the Small Business Group enabled that business to deliver 9% revenue growth year-over-year. The group grew its customer base and gained share in its key categories, while delivering on a clear strategy towards more online and subscription-based customers. Based on this assessment, the Compensation Committee determined that the individual performance component of Mr. Patel’s bonus would be paid out at 157% of target.

Daniel Maurer’s Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Maurer had outstanding performance for fiscal 2010, based on his role in leading Intuit’s Consumer Group. Mr. Maurer’s leadership of the Consumer Group helped prepare that business for a successful tax season, including growth in the TurboTax customer base, increased share within the category and improved customer retention. Under Mr. Maurer’s leadership, the Consumer Group delivered 15% revenue growth, well above the Company average, and grew total federal TurboTax units by 11%. Based on this assessment, the Compensation Committee determined that the individual performance component of Mr. Maurer’s bonus would be paid out at 166% of target.

Sasan Goodarzi’s Bonus.  Based on the recommendation provided by the Chief Executive Officer, the Compensation Committee determined that Mr. Goodarzi also had outstanding performance based on his leadership of the Financial Services Division. During fiscal year 2010, this division was able to grow revenue 7% year — over-year, while growing the number of internet banking and bill pay customers, introducing a number of new offerings for financial institutions and expanding the number of financial institutions offering our services. Based on its review, the Compensation Committee determined that the individual performance component of Mr. Goodarzi’s bonus would be paid out at 140% of target.

In determining the individual performance component of each executive’s cash bonus, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and exercised its judgment in setting the individual performance component.

Equity Incentives

Stock options and RSUs (including performance-based RSUs) are a critical component of Intuit’s efforts to attract and retain executive officers and other employees. Intuit grants stock options to provide a long-term incentive for executives to remain with Intuit. Stock options provide value only if Intuit’s stock price increases (which benefits all stockholders), and only if the executive remains with Intuit until his or her options vest. Intuit’s standard practice is to grant options that vest over a three-year period, with the first third of the options vesting on the one-year anniversary of the grant date and the remaining options vesting monthly over the following two years.

RSUs also provide a long-term incentive for executives to remain with Intuit as they receive no value unless they remain with the Company, but because they do not have an exercise price, RSUs provide some amount of value to recipients regardless of Intuit’s stock price.

Performance-based Vesting of Fiscal 2009 and Amended Fiscal 2008 RSU Awards

In August 2009, as part of Intuit’s annual performance and compensation review process for our last fiscal year ended July 31, 2009, the Compensation Committee approved the grant of performance-based RSUs to each Named Executive Officer. These grants were described in more detail in our proxy statement for our annual meeting of stockholders held on December 15, 2009. These RSUs will vest in August 2012 (or in the case of the Chief

Executive Officer, in 2012 and 2014) as to a percentage of the target number of shares based on Intuit’s achievement of specified goals for year-over-year revenue growth and return on invested capital (“ROIC”) for the year ended July 31, 2010. The following table shows the potential range of shares that could have been earned by our Named Executive Officers, based on the achievement of these targets under the 2009 performance-based RSUs:

Earned Percentage of Target Award for
August 2009 Performance-based RSUs

Fiscal 2010 Year-Over-Year	Fiscal 2010 ROIC
Revenue Growth	<8%	8-14%	>14%

>8%	75%	115%	125%

4-8%	50%	100%	110%
<4%	0%	50%	75%

Because Intuit’s revenue grew 11% from fiscal 2009 to 2010, and ROIC was 14.1% for fiscal 2010, each of our Named Executive Officers will vest as to 125% of the target number of shares on August 2012 (or in the case of the Chief Executive Officer, in 2012 and 2014).

In July 2009, the Compensation Committee also approved amendments to the performance-based RSUs that had been granted to the Named Executive Officers on August 11, 2008 to establish new performance targets for those RSUs. These amended grants were described in more detail in our proxy statement for our annual meeting of stockholders held on December 15, 2009. In light of the economic downturn in 2008 and 2009, Intuit did not achieve its original performance targets for these RSUs. The Compensation Committee felt that the downturn in economic conditions could not have been reasonably predicted at the time these RSUs were granted. Rather than losing the retention value of these RSUs entirely, the Compensation Committee determined in July 2010 that it was appropriate and in the best interests of Intuit and its stockholders to amend these awards to provide further incentive to achieve fiscal 2010 revenue growth and ROIC targets. As amended, the August 2008 RSUs will vest in August 2011 (or in the case of the Chief Executive Officer, in 2011 and 2013) as to a variable percentage of the target number of shares based on Intuit’s achievement of specified goals for year-over-year revenue growth and ROIC for the year ended July 31, 2010. The following table shows the potential range of shares that could have been earned by our Named Executive Officers, based on the achievement of these targets under the amended 2008 performance-based RSUs:

Earned Percentage of Target Award for
August 2008 Performance-based RSUs (as amended)

Fiscal 2010 Year-Over-Year	Fiscal 2010 ROIC
Revenue Growth	<8%	8-14%	>14%

>8%	60%	92%	100%

4-8%	40%	80%	88%
<4%	0%	40%	60%

Because Intuit’s revenue grew 11% from fiscal 2009 to 2010, and ROIC was 14.1% for fiscal 2010, each of our Named Executive Officers will vest as to 100% of the target number of shares on August 2011 (or in the case of the Chief Executive Officer, in 2011 and 2013).

The following table sets forth the target number of performance-based RSUs granted to each of our Named Executive Officers in August 2009 and August 2008, and the actual number of shares that have been earned and will vest under those awards, based on Intuit’s revenue growth and ROIC for fiscal 2010, as discussed above.

			Actual
	Original Grant	Target	Shares
Named Executive Officer	Date	Shares (#)	Earned (#)

Brad D. Smith	8/11/09	40,000	50,000
	8/11/08	65,000	65,000
R. Neil Williams	8/11/09	12,500	15,625
	8/11/08	17,000	17,000
Kiran M. Patel	8/11/09	15,000	18,750
	8/11/08	25,000	25,000
Daniel R. Maurer	8/11/09	7,500	9,375
	8/11/08	17,000	17,000
Sasan K. Goodarzi	8/11/09	11,500	14,375
	8/11/08	10,000	10,000

Stock Option and RSU Grants for Fiscal 2010

Timing of Annual Equity Incentive Grants.  As part of Intuit’s annual performance and compensation review process, the Compensation Committee approves stock option and RSU awards to our Named Executive Officers within a few weeks before or after Intuit’s July 31 fiscal year-end. In fiscal 2009, the Compensation Committee issued the annual option and RSU grants in early August 2009, shortly after the end of fiscal year 2009. These grants were described in detail in Intuit’s proxy statement for its 2009 Annual Meeting. In fiscal 2010, the Compensation Committee simplified this process and consolidated all annual equity grants so that they occur in July. Therefore, for fiscal 2010, the Compensation Committee moved up the date of its annual RSU awards by three weeks compared to last year (i.e., before fiscal year-end) so that the awards would correspond more closely with our year-end performance review process. As a result, the “Summary Compensation Table” (on page 43) includes not only the value of equity awards granted in recognition of fiscal year 2010 performance, but also the value of awards for fiscal year 2009 performance, which were granted in the first two weeks of fiscal 2010.

The table below illustrates how annual equity grant dates for stock options and RSUs have varied over the last few years. Because of the change of equity grant dates by only a few weeks compared to fiscal 2009, the value of equity grants represented in the “Summary Compensation Table” for fiscal 2010 appears artificially high. However, the awards for fiscal 2009 and 2010 were granted more than 11 months apart. In the future, Intuit intends to continue to grant annual equity awards in the last weeks of the fiscal year with which they are associated in order to better align pay with our performance review process.

Grant Types.  For fiscal 2010, the Compensation Committee determined that the majority of the equity award value granted to each Named Executive Officer would be in the form of performance-based equity awards, which is a significant increase in the relative weighting of performance-based awards over time-based awards compared to prior years. The Company increased the weighting of performance-contingent awards for Named Executive Officers to 70% of their total long-term incentive to ensure that the majority of equity awards are earned for performance rather than continued employment. The performance hurdles associated with the awards relate to three-year operating income growth and relative total shareholder return (“TSR”) as discussed further below. The time-based portion of the equity grants was reduced to 30% of the total long-term incentive to provide modest potential to earn awards that align with shareholder return. The Compensation Committee still views these awards as providing pay for performance since the award values are tied to Intuit’s stock price.

The table below shows the overall mix of equity awards, as well as the four individual types of awards, which are (1) time-based options (15% of total long-term incentive value); (2) time-based RSUs (15% of total long-term incentive value), which also include a minimum one-year GAAP operating income performance hurdle; (3) performance-contingent RSUs dependent on achieving three-year GAAP operating income growth and three-year revenue growth goals (35% of total long-term incentive value); and (4) performance-contingent RSUs dependent on relative TSR compared to a peer group (35% of total long-term incentive value).

Time-Based Awards (30% of Total Long-term Incentive)

Only 30% of the value of the long-term equity awards is time-based, and of this time-based value, 50% was granted in the form of stock options and 50% in the form of RSUs. This 50/50 mix was used because it is consistent with Intuit’s historical equity grant practices. The 50% that is in stock options is provided to reward increases in stock price. In fact, the Company views time-based options as a performance based incentive because the executive only realizes value as the stock price increases. The rationale for the portion granted as time-vested RSUs is to provide retention through potential short-term market volatility. RSUs also provide a link to shareholders’ interests because their value fluctuates with stock price. While the vesting of these RSUs is primarily time-based, the Company must achieve a one-year GAAP operating income hurdle before these RSUs will begin to vest to allow such awards to qualify under Section 162(m) of the Internal Revenue Code.

Performance-Based Awards (70% of Total Long-term Incentive)

For fiscal 2010, 70% of the value of the long-term equity awards is performance-based, with half contingent on Intuit’s achievement of three-year operating performance goals and half based on Intuit’s relative three-year TSR compared to a pre-established peer group. The reason for dividing the contingent award in this way is to balance achievement of key internal goals, which are expected to increase shareholder value, with measurement of actual shareholder return relative to a group of similar investments. The Compensation Committee believes that this focuses Named Executive Officers on both long-term internal operating performance, which the Compensation Committee believes is largely within management’s control, and on long-term shareholder return, which is the goal of sustained multi-year profitable growth and ultimately reflects our shareholders’ perception of our performance.

Vesting of Awards.  The Named Executive Officers’ stock options (other than those of Mr. Smith) vest over three years, with 33.333% of the shares vesting after one year and 2.778% of the shares vesting each month thereafter. The time-based RSUs granted to our Named Executive Officers (other than Mr. Smith) also vest over three years, with one-third of the shares vesting in July of each year beginning in 2011. With regard to performance-based RSUs, all the Named Executive Officers have the same performance hurdles. Upon achievement of those hurdles, the Named Executive Officers’ performance-based RSUs (other than those of Mr. Smith) vest 100% after three years. The vesting terms of Mr. Smith’s equity awards differ from those of the other Named Executive Officers, because of the Compensation Committee’s desire to tie the Chief Executive Officer’s compensation more closely to Intuit’s performance for a longer period of time. Specifically, the stock options and time-based RSUs granted to Mr. Smith vest over five years, with 50% vesting after three years and 50% after five years, and Mr. Smith’s performance-based RSUs vesting 50% after three years and 50% after five years.

Clawback Provisions for Performance-based RSUs.  With respect to the operating performance RSUs granted in July 2010, in the event that the Company must restate its financial results and the restatement decreases the level of vesting achieved under those performance-based RSUs, the Named Executive Officer must return to the Company an amount in cash or equivalent value in shares equal to the value of shares that would not have vested based on the restated financial results.

Equity Grant Eligibility.  The sole factor used by the Compensation Committee in determining whether an executive was eligible to receive any stock options and RSUs was that executive’s performance rating, which was based on the factors described under “Annual Cash Bonuses” above. In order to be eligible to receive stock options and RSUs, an executive had to have a performance rating of “Strong” or “Outstanding.” Based on their fiscal 2010 performance ratings of “Outstanding”, all of the Named Executive Officers were eligible to receive stock options and RSUs.

Equity Grant Value.  As noted above, the Compensation Committee determined equity award sizes using the underlying value of the grants. Then, using the model provided above for fiscal 2010, the Compensation Committee based the size of each type of equity award on its value.

The following table sets forth the equity grant value assigned to each Named Executive Officer and the targeted number of performance-based RSUs, time-based RSUs and stock options granted to each of our Named Executive Officers in connection with the fiscal 2010 performance and compensation review process. As noted above, the Compensation Committee wanted more than 50% of the value and more than 50% of the number of shares underlying the Named Executive Officers’ equity awards to be contingent on performance, rather than simply time-based vesting:

		Performance-Based Awards
		Target # of RSUs
	Value-Based Equity	Operating	Relative	Time-Based Awards
	Guideline	Performance RSUs	TSR RSUs	RSUs	Stock Options

Brad D. Smith	$6,800,000	65,820	65,820	27,940	103,445
R. Neil Williams	$2,000,000	19,360	19,360	8,220	30,425
Kiran M. Patel	$3,400,000	32,910	32,910	13,970	51,720
Daniel R. Maurer	$2,000,000	19,360	19,360	8,220	30,425
Sasan K. Goodarzi	$1,300,000	12,585	12,585	5,340	19,775

Operating Performance RSUs

The performance-based RSUs earned for achieving three-year operating goals (the “Operating Performance RSUs”) depend on the compounded annual growth rate (“CAGR”) of Intuit’s revenue and GAAP operating income between fiscal 2010 and fiscal 2013. Revenue growth and GAAP operating income growth are equally weighted because the Company believes that sustained profitable growth over three years will create shareholder value, and that neither revenue growth nor operating income growth is more important than the other measure. The Compensation Committee determined that GAAP operating income growth would be the best measure of operating performance as reported to shareholders and that this would correlate most completely with shareholder value creation over time.

Each Named Executive Officer was awarded Operating Performance RSUs based on a “target” number of stock units, which is earned for achieving the operating growth goals. The actual RSU payouts may be as low as 0%

of target if there is no growth over three years, and may be as high as 160% of target if the goals are exceeded, as described in the table below.

	Revenue Growth (CAGR)			GAAP Op Income Growth (CAGR)			Total (2)
	50%			50%			100%
	Percent	Payout as		Percent	Payout as		Payout as
Measure	of Target	a Percent of		of Target	a Percent of		a Percent of
Weighting	Achieved	Target*	+	Achieved	Target(1)	=	Target
Maximum	157%	160%		134%	160%		160%
	141%	143%		124%	143%		143%
	125%	126%		114%	126%		126%
	108%	109%		105%	109%		109%
Target	100%	100%		100%	100%		100%
	92%	95%		94%	95%		95%
	83%	90%		87%	90%		90%
	75%	85%		81%	85%		85%
	67%	80%		75%	80%		80%
	57%	69%		64%	69%		69%
	38%	46%		43%	46%		46%
	19%	23%		21%	23%		23%
	0%	0%		0%	0%		0%

(1)	Linear interpolation between defined points.

(2)	Total Column is an example only, which illustrates the potential percentage of Operating Performance RSUs vesting based on achieving comparable levels of revenue growth and GAAP operating income growth.

Relative Total Shareholder Return RSUs

These RSUs may be earned based on Intuit’s relative TSR over a three-year period beginning August 1, 2010 compared to 40 other U.S.-based software and business services companies that fall in the same General Industry Classification Standard (“GICS”) code as Intuit. For this purpose, the peer companies were chosen objectively and reflect all U.S. companies within Intuit’s GICS code that have market capitalization between 0.2x and 5x Intuit’s market capitalization (the “TSR Peers”). The TSR Peers were chosen so that the Relative TSR RSUs will reward the Named Executive Officers based on objective measurement of Intuit’s three-year return compared to similar companies in which an Intuit shareholder might reasonably be expected to invest. In general, the shareholder return of both Intuit and the TSR Peers is measured using a thirty-day average at the start and the end of the performance period. This is to reduce the effect of daily stock market volatility on the starting and ending measurement points. There is a “target” payout, which is earned when Intuit’s performance is at the 60th percentile of the peers. These awards may be as high as 160% of target if Intuit’s TSR reaches the 100th percentile of the TSR Peers and may be as low as 0% of target if performance is at the 30th percentile of the TSR Peers. The awards are capped at 100% of target in the event that Intuit’s relative performance is above the 60th percentile but TSR is negative over the three-

year performance period. The table below describes the percent of target that may be earned under these awards based on relative TSR:

	3-Year TSR	Shares Earned
	Percentile	as a Percent
	Rank(1)	of Target(2)

Maximum	100.0	160.0%
	95.0	152.5%
	90.0	145.0%
	85.0	137.5%
	80.0	130.0%
	75.0	122.5%
	70.0	115.0%
	65.0	107.5%
Target*	60.0	100.0%
	55.0	83.3%
	50.0	66.7%
	45.0	50.0%
	40.0	33.3%
	35.0	16.7%
	30.0	0.0%

(1)	Linear interpolation between defined points.

(2)	Payouts capped at 100% if absolute 3-year TSR is negative.

The relative TSR Peers are set forth below:

Relative TSR Peer Companies

Activision Blizzard, Inc.
Adobe Systems Incorporated
Akamai Technologies, Inc.
Alliance Data Systems Corporation
Autodesk, Inc.
Automatic Data Processing, Inc.
BMC Software, Inc.
Broadridge Financial Solutions, Inc.
CA, Inc.
Citrix Systems, Inc.
Cognizant Technology Solutions
Computer Sciences Corporation
eBay, Inc.	Electronic Arts Inc.
Equinox, Inc.
Fidelity National Info Services, Inc.
Fiserv, Inc.
Gartner, Inc.
Genpact Limited Common Stock
Global Payments Inc.
Hewitt Associates
IAC/InterActiveCorp
Informatica Corporation
Lender Processing Services, Inc.
Mastercard Incorporated
McAfee, Inc.
MICROS Systems, Inc.	Nuance Communications, Inc.
Paychex, Inc.
SAIC, Inc.
Salesforce.com, Inc.
Sybase, Inc.
Symantec Corporation
Synopsys, Inc.
Total System Services, Inc.
Verisign, Inc.
Visa, Inc.
VMware, Inc.
The Western Union Company
Yahoo! Inc.

Determination of Equity Incentive Grant Value

The performance rating is used by Compensation Committee members to assist them in exercising their judgment and discretion in approving the value-based equity guideline and specific award amounts. For any given role, a higher performance rating will generally result in a larger equity grant. In addition, to determine the size of the equity awards for Messrs. Williams, Patel, Maurer and Goodarzi, the Compensation Committee used data provided by FW Cook which estimated the range of grant values earned by executives in comparable positions at companies within Intuit’s peer group. Then, the Compensation Committee considered each executive’s performance rating and the recommendation from the Chief Executive Officer in order to determine where within the applicable range each executive’s equity grant value would fall. Based on the size and scope of Mr. Patel’s role as the leader of Intuit’s largest business unit and his performance rating of outstanding, he received equity value of $3,400,000. Due to the broad scope and complexity of Mr. Williams’ role as Chief Financial Officer and his performance rating of outstanding, he received equity value of $2,000,000. Mr. Maurer also received equity valued at $2,000,000, due to his outstanding performance and stewardship of Intuit’s Consumer Group, its second largest business unit. Mr. Goodarzi received an equity grant valued at $1,300,000 due to his strong execution in leading the Intuit Financial Services and his outstanding performance rating.

The value of equity granted to Mr. Smith had target value of $6,800,000, which reflects the same portfolio mix of 70% performance-based awards and 30% time-based awards received by the other Named Executive Officers. This reflects an estimate of the FASB ASC Topic 718 accounting expense for time vested options, the grant date fair market value of time-based RSUs, the grant date fair value of awards earned at target for achieving the relative TSR goal for the TSR RSUs, and the grant date value of the awards earned at target for achieving the three-year revenue growth and GAAP operating income goals for the operating goal RSUs. The Compensation Committee reviewed data provided by FW Cook, in addition to the Compensation Committee’s subjective assessment of Mr. Smith’s performance to determine this equity value. The value of this equity, together with Mr. Smith’s new base salary and continuing target bonus yields target total direct compensation between the median and 75th percentile of Chief Executive Officers within Intuit’s peer group. The Compensation Committee determined this was appropriate considering Mr. Smith’s outstanding performance and tenure in his role.

Use of Competitive Data

In fiscal 2010, as in prior years, the Compensation Committee engaged its independent compensation consultant to provide a comprehensive market study of compensation paid to Mr. Smith and Intuit’s senior leadership team. The Compensation Committee’s objectives in using this market study were:

1. To ensure our peer group is relevant and includes:

a. companies with which we compete for executive talent

b. companies of similar scope and complexity

c. companies of similar size, measured by revenue and market capitalization

d. companies with similar business lines

2. To evaluate how our compensation compares to other companies using similar compensation models (including a mix of cash, equity and short and long-term incentives).

3. To create a sufficiently lengthy list of peers to ensure a degree of continuity year-over-year to avoid statistical distortion and allow for transparency for stockholders.

Using these objectives, FW Cook recommended the following criteria for selecting the fiscal 2010 peer group:

Criteria for Fiscal 2010 Peer Group	Definitions

Relevant Business Lines	Tax, information/eCommerce services, payroll/processing, and Silicon Valley technology companies and companies in GICS code 4510 (software and services)
Comparable Pay Models	All members of peer group use mix of base salary, annual cash awards and some form of equity grant to executives
Size	All members of peer group are between 1/3 and 3 times Intuit’s size in terms of revenue and market capitalization
Year-over-Year Continuity	Only two companies were recommended to be removed from last year’s peer list — one due to acquisition (Metavante Technologies, Inc.) and the other because it is not a software or services company (NetApp, Inc.). The eight companies added in fiscal 2010 (Activision Blizzard, Inc. CA, Inc., Cognizant Technology Solutions Corporation, Mastercard Incorporated, Salesforce.com, Inc., Sybase, Inc., Synopsis, Inc. and Verisign, Inc.) meet the criteria and objectives described above

FW Cook reviewed this data with the Compensation Committee. The following companies make up the peer group for which FW Cook provided compensation data:

Activision Blizzard, Inc.
Adobe Systems, Inc.
Autodesk, Inc.
Automatic Data Processing, Inc.
BMC Software, Inc.
CA, Inc.
Citrix Systems, Inc.
Cognizant Technology Solutions Corporation
eBay, Inc.
Electronic Arts, Inc.
Fiserv, Inc.
Global Payments, Inc.	H&R Block, Inc.
Mastercard Incorporated
McAfee, Inc.
Paychex, Inc.
Salesforce.com, Inc.
Sybase, Inc.
Symantec Corporation
Synopsys, Inc.
VeriSign, Inc.
VMware, Inc.
The Western Union Company
Yahoo! Inc.

The Compensation Committee used the market data from these companies as a reference point in determining whether each executive’s compensation level properly reflects the executive’s role and scope of responsibilities relative to Intuit’s peers. The Compensation Committee reviewed Intuit’s executive compensation programs and practices, and analyzed each Named Executive Officer’s base pay, recommended cash bonus and equity awards. According to the competitive data reviewed, Intuit’s base pay, cash bonuses and long-term incentives for our Named Executive Officers were competitive with the market.

Intuit’s Management Stock Purchase Program

As a method of encouraging ownership of Intuit’s stock by executives, Intuit maintains the Management Stock Purchase Program (“MSPP”). Under the MSPP, employees with a title of director or above (including the Named Executive Officers) may elect to defer up to 15% of their annual incentive bonus, which is converted into RSUs, based on the fair market value of Intuit’s stock on the date the bonus is awarded. These RSUs are fully vested on the grant date, but are not issued in the form of shares until the earlier of the third anniversary of the grant date or the termination of employment with Intuit. Intuit also grants the employee an additional RSU for every RSU purchased through this deferral, up to set maximums, as set-forth below:

Maximum Number of
Executive Level	Matching RSUs

Director	300 RSUs
Vice President	750 RSUs
Executive and Senior Vice President	1,500 RSUs
Chief Executive Officer	3,000 RSUs

These matching RSUs vest as to 100% of the shares three years after the grant date, or on the recipient’s death or disability. This three-year vesting period is intended to assist Intuit in retaining key talent. The RSUs granted pursuant to the MSPP are issued under the 2005 Equity Incentive Plan.

Employee Benefits

Each of our employees with a title of director or above (including the Named Executive Officers) is eligible to participate in a number of programs which make up Intuit’s total compensation package, including health and welfare benefits, executive relocation benefits, our 401(k) Plan with a company-sponsored match component, our Employee Stock Purchase Plan, our Non-Qualified Deferred Compensation Plan and our MSPP. As described in more detail above, the MSPP also encourages eligible employees to own Intuit stock. Intuit’s perquisites and benefits for Named Executive Officers in fiscal 2010 include 401(k) plan matching contributions that were consistent with the match provided to all employees, Long-Term Disability Plan premiums, and relocation and commuting benefits. Intuit does not offer a defined benefit pension plan.

In 2005, in conjunction with Mr. Smith’s promotion to lead Intuit’s Small Business Group and his subsequent move from San Diego to Silicon Valley, Intuit entered into an agreement with Mr. Smith to help offset his mortgage payments over a five-year program, in an amount not to exceed $300,000 over the period. This 2005 agreement concluded in July 2010. In 2007, in conjunction with Mr. Goodarzi’s promotion to lead Intuit’s Financial Services Division and his subsequent move from Texas to California, Intuit entered into an agreement with Mr. Goodarzi to help offset his mortgage payments over a five-year program, in an amount not to exceed $180,000 over the period. This 2007 agreement is expected to conclude in 2011. Historically, Intuit has provided similar mortgage assistance to non-officers.

Messrs. Goodarzi and Patel both received commuting assistance for fiscal 2010 to help defray the cost of their travel from their homes to their primary office locations. Similar to the commuting assistance which Intuit offers other employees at the Vice President and director levels, this assistance is meant to offset the cost of travel when an employee has taken on an important leadership role which requires the employee to commute from his or her current home. Because Messrs. Goodarzi and Patel provide valuable leadership by being readily available and physically present for their respective business units, Intuit views this as reasonable business expense and does not view this assistance as a perquisite. This assistance is meant to be temporary and, in the case of Messrs. Goodarzi and Patel, Intuit does not expect this assistance to be necessary beyond October 2010. Intuit provides similar commuting assistance to non-officers.

Termination Benefits

As discussed below under “Potential Payments Upon Termination of Employment or Change in Control” on page 53, the Company has agreed to provide severance payments and accelerated vesting of equity awards to our Named Executive Officers if their employment is terminated under specific circumstances. The Company agreed to provide these benefits in each Named Executive Officer’s negotiated employment agreement and/or pursuant to the Company’s benefit plans, as consideration for the executive’s agreement to provide services as an employee.

Role of Executive Officers, the Board and Compensation Consultants in Compensation Determinations

The Compensation Committee received support from Intuit’s Human Resources Department in analyzing and establishing Intuit’s compensation programs for fiscal 2010. In order to provide comprehensive support to the

Compensation Committee, a representative of the Human Resources Department, usually the Senior Vice President of Human Resources or the Vice President in charge of compensation attended all regular meetings of the Compensation Committee. In addition, an Intuit attorney also attended all regular meetings of the Compensation Committee in order to provide guidance regarding the legal implications for Intuit of certain compensation decisions. Mr. Campbell, the Chairman of the Board and an Intuit employee, also regularly participated in Compensation Committee meetings, providing management input on organizational structure and succession planning and executive development. Mr. Smith, our Chief Executive Officer, and Mr. Williams, our Chief Financial Officer, have provided the Compensation Committee with guidance and perspective from time to time. Mr. Williams provided analysis regarding Intuit’s achievement of financial performance hurdles and aided the Compensation Committee in determining appropriate revenue and operating income targets for the fiscal year for the SEIP. Additionally, Mr. Williams provided analysis regarding the financial impact of equity awards and appropriate performance hurdles which the Compensation Committee considered when making decisions regarding long-term incentives. Mr. Smith provided recommendations to the Compensation Committee regarding the cash and equity compensation of his executive staff (including Mr. Williams, Mr. Patel, Mr. Maurer and Mr. Goodarzi), succession planning, organizational development and how to use incentive compensation to drive Intuit’s growth. In addition, Mr. Smith provided a self-review to the Compensation Committee in order to aid their evaluation of his performance for the 2010 fiscal year. In making compensation decisions, the Compensation Committee also has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and, as noted above, has engaged FW Cook. For this purpose, FW Cook attended some of the meetings of the Compensation Committee, responding to committee members’ inquiries and refining their analysis based on these questions.

The Compensation Committee determines the compensation for Mr. Smith after conferring with the Board, without Mr. Smith present. The Compensation Committee met 12 times in fiscal 2010 and held a portion of each meeting in closed session, with only the committee members, and on certain occasions, William Campbell, Chairman of the Board, and representatives of the Compensation Committee’s independent compensation consultant present. In determining compensation for the Named Executive Officers other than the Chief Executive Officer, the Compensation Committee considered Mr. Smith’s recommendations. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Executive Officers including the Chief Executive Officer. The Compensation Committee holds individual meetings with members of Mr. Smith’s executive staff on an annual basis to discuss organizational development and leadership strategy. The Compensation Committee also interacts frequently with members of the executive staff to discuss their business unit or functional group activities.

The Compensation Committee also periodically reviews Intuit’s key management from the perspectives of leadership development, organizational development and succession planning through Intuit’s High Performance Organization Review. As part of this process, the Compensation Committee also meets with key senior executives. The systemic assessment of Intuit’s organization and talent planning helped the Compensation Committee to evaluate Intuit’s effort at hiring, developing and retaining executives, with the goal of creating and growing Intuit’s “bench strength” at the most senior executive levels.

Use of Compensation Consultants

As discussed above, the Compensation Committee retains its own consultant, FW Cook, to analyze market data and provide compensation advice to the committee, particularly on Chief Executive Officer and executive compensation. FW Cook does not provide any services to Intuit other than the services provided to the Compensation Committee.

Accounting and Tax Implications of Our Compensation Policies

In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to Intuit as well as the tax consequences to our employees. In determining the aggregate number and mix of equity grants in any fiscal year, the Compensation Committee and management consider the size and share-based compensation expense of the outstanding and new equity awards relative to the one- and three-year operating plans and relative to market capitalization.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to those executives (other than the Chief Financial Officer) whose compensation is detailed in the “Summary Compensation Table” on page 43 is not tax deductible to Intuit unless certain requirements are met. The $1,000,000 limit does not apply to compensation that is considered “performance-based” under applicable tax rules. Intuit has taken steps to ensure that most of the executive compensation paid under its incentive programs, including the stockholder approved SEIP and performance-based RSUs, is tax deductible. For instance, beginning with awards in fiscal year 2010, we amended the SEIP in light of IRS guidance to remove the Compensation Committee’s discretion to pay bonuses in the event of a participant’s retirement (which the Compensation Committee had never used) and to provide that certain terminated participants will only receive a prorated bonus in the year of termination based on actual achievement of Intuit’s pre-established performance goals. We believe it is important to preserve flexibility in administering compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, Intuit has not adopted a policy that all compensation must qualify as deductible under Section 162(m) and, while Intuit strives to award executive compensation that meets the deductibility requirements, Intuit may enter into compensation arrangements under which payments are not deductible under Section 162(m).

We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, while employees generally control the timing of taxation with respect to stock options, the timing of taxation of restricted stock is generally not within the employee’s control. As a result, as part of our restricted stock grant program, we “net issue” RSUs to employees in order to assist them with the applicable tax withholding requirements.

Stock Ownership

Intuit has a mandatory share ownership program that applies to senior vice presidents, the Chief Executive Officer and members of the Board. This program requires our executives and Board members to hold at least the number of shares indicated in the table below:

			Multiple of
	Minimum	Value of Shares	Base Salary
	Ownership	(Assuming $45/share	(Assuming $45/share
Role	Requirement	Stock Price)	Stock Price)

Chief Executive Officer	100,000 shares	$4,500,000	4.7x
Executive Vice President or Senior Vice President with base salary of $500,000 or more	15,000 shares	$675,000	1.0x to 1.4x
Senior Vice President with base salary of less than $500,000	10,000 shares	$450,000	1.1x to 0.9x
Board members	10,000 shares	$450,000	15x standard Board retainer of $30,000

Individuals who are subject to these requirements must comply within five years after the date the individual is appointed to a position which is subject to the share ownership program, or July 2011, whichever is later. Unvested RSUs held by an executive officer or a Board member are counted as shares when determining the number of shares owned. All of our Named Executive Officers currently comply with these guidelines.

Intuit’s Equity Granting Policy

Stock options and RSUs may be granted by either the Compensation Committee or, pursuant to the terms of its Charter, by its delegates, the Chief Executive Officer and the Senior Vice President of Human Resources. These individuals, acting independently, each have authority to grant stock options and RSUs to employees below the level of Vice President, up to the number of shares per individual specified by the Compensation Committee. The Chief Executive Officer and the Senior Vice President of Human Resources, acting jointly, may grant such awards to employees at the level of Vice President, up to the number of shares per individual specified by the Compensation Committee, provided such employees do not report to the Chief Executive Officer or to a committee of the Board. Equity grants made to Senior Vice Presidents or above, to individuals who report to the Chief Executive Officer or to a committee of the Board, or to individuals who receive amounts above the stated share limit per individual must be approved by the Compensation Committee.

Timing of Grants.  Equity awards are typically granted on regularly scheduled grant dates on the seventh business day of each month. Exceptions to this practice are specifically approved by the Compensation Committee, as was the case with our broad-based grant of RSUs in February 2009 (which the Named Executive Officers did not participate in). The Chief Executive Officer and Senior Vice President of Human Resources do not have discretion to set other grant dates for awards made pursuant to their delegated authority. Our annual performance-related awards are made on a prospective date determined by the Compensation Committee well in advance of the close of the fiscal year based on Intuit’s annual performance review cycle, the Compensation Committee’s meeting schedule, the existing share reserve under our 2005 Equity Incentive Plan and the equity award utilization during each fiscal year.

Option Exercise Price.  The exercise price of a newly granted option (i.e., not an option assumed or substituted in connection with a corporate transaction) is the closing price on the NASDAQ stock market on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation earned during fiscal 2010 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for fiscal 2010. We call these individuals our “Named Executive Officers.”

								Non-Equity
								Incentive
				Stock		Option		Plan		All Other
	Fiscal	Salary	Bonus	Awards		Awards		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)	($)[1]		($)[2]		($)[3]		($)		($)

Brad D. Smith	2010	800,000	—	8,481,403	[1]	3,100,886	[2]	1,428,000	[4]	61,502	[5]	13,871,791
President and Chief Executive	2009	800,000	—	2,018,130		—		828,000		65,418		3,711,548
Officer	2008	761,539	—	4,890,450		4,159,502		1,700,000		81,586		11,593,077

R. Neil Williams	2010	600,400	200,000	2,563,352	[1]	885,286	[2]	600,000	[4]	14,725	[6]	4,863,763
Senior Vice President and Chief	2009	600,000	200,000	503,370		—		388,000		16,994		1,708,364
Financial Officer	2008	296,154	400,000	900,000		1,264,500		—		7,731		2,868,385

Kiran M. Patel	2010	700,000	—	3,902,471	[1]	1,280,044	[2]	1,025,000	[4]	115,349	[7]	7,022,864
Executive Vice President and	2009	700,000	—	3,818,990		—		550,000		444,696		5,513,686
General Manager,	2008	700,000	—	739,350		623,430		800,000		686,835		3,549,615
Small Business Group

Daniel R. Maurer	2010	475,000	—	2,222,545	[1]	599,025	[2]	545,000	[4]	13,751	[8]	3,855,321
Senior Vice President and
General Manager,
Consumer Group

Sasan K. Goodarzi	2010	540,000	—	1,867,666	[1]	585,648	[2]	470,000	[4]	73,053	[9]	3,536,367
Senior Vice President and	2009	540,000	—	296,100		—		290,000		376,078		1,502,178
General Manager,	2008	526,923	—	740,800		432,036		395,000		1,224,555		3,319,314
Intuit Financial Services Division

(1)	Amounts listed for fiscal 2010 include the grant date fair value of awards made in both (i) August 2009 (shortly after the beginning of fiscal 2010) in recognition of fiscal 2009 performance, and (ii) July 2010 (shortly before the end of fiscal 2010) in recognition of performance for fiscal 2010. The amount, timing and grant date fair value of these awards are described in more detail in the “Compensation Discussion and Analysis” beginning on page 25 and are included in the table below named “Grants of Plan-Based Awards in Fiscal Year 2010.” Amounts presented in the table represent the aggregate grant date fair value of awards granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For each of the RSU awards, the grant date fair value of these awards is calculated using the closing price of Intuit’s common stock on the date of grant. For any awards that are subject to performance conditions, the grant date fair value is based upon the probable outcome of such conditions.

(2)	Amounts listed for fiscal 2010 include the grant date fair value of option awards made in both (i) August 2009 (shortly after the beginning of fiscal 2010) in recognition of fiscal 2009 performance, and (ii) July 2010 (shortly before the end of fiscal 2010) in recognition of performance for fiscal 2010. The amount, timing and grant date fair value of these awards are described in more detail in the “Compensation Discussion and Analysis” beginning on page 25 and are included in the table below named “Grants of Plan-Based Awards in Fiscal Year 2010.” Amounts presented in the table represent the aggregate grant date fair value of options granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For information on the valuation assumptions with respect to stock option grants and for a complete description of the share-based compensation valuation, see Intuit’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

(3)	These amounts represent the amounts earned for performance under Intuit’s SEIP during the applicable fiscal year. The SEIP is described in more detail in the “Compensation Discussion and Analysis” beginning on page 25.

(4)	The amount includes a deferral of the amounts set forth in the table below at the recipients’ election under the MSPP. Under the terms of the MSPP, a participant may elect to use a stated portion of their annual bonus (or SEIP award) to purchase RSUs under Intuit’s 2005 Equity Incentive Plan. Intuit then matches these purchased RSUs with another grant of RSUs that vest three years from the date of grant. The MSPP is described in greater detail on page 39.

	Fiscal 2010
		Deferred
		Stock Units
	Executive	Reserved for
	MSPP	Executive
Name	Contribution ($)	Contribution (#)

Brad D. Smith	142,800	3,201
R. Neil Williams	42,000	941
Kiran M. Patel	153,700	3,447
Daniel R. Maurer	81,700	1,832
Sasan K. Goodarzi	—	—

(5)	Includes matching contributions under Intuit’s 401(k) plan of $10,000; premiums for Intuit’s Executive Long-Term Disability Plan of $2,819; and $48,683 in the aggregate for a mortgage subsidy paid pursuant to the terms of Mr. Smith’s employment agreement. Historically, Intuit has provided similar mortgage assistance to non-officers.

(6)	Includes matching contributions under Intuit’s 401(k) plan of $10,000; and premiums for Intuit’s Executive Long-Term Disability Plan of $4,725.

(7)	Includes matching contributions under Intuit’s 401(k) plan of $10,363; premiums for Intuit’s Executive Long-Term Disability Plan of $4,986; and cash bonus of $100,000 to defray cost associated with travel between Mr. Patel’s home and his work location. Intuit provides similar commuting assistance to non-officers.

(8)	Includes matching contributions under Intuit’s 401(k) plan of $10,000; and premiums for Intuit’s Executive Long-Term Disability Plan of $3,751. See page 55.

(9)	Includes premiums for Intuit’s Executive Long-Term Disability Plan of $2,053; cash bonus of $35,000 to defray costs associated with travel between Mr. Goodarzi’s home and his work location; and $36,000 in the aggregate for a mortgage subsidy paid pursuant to the terms of Mr. Goodarzi’s amended employment agreement. Historically, Intuit has provided similar mortgage assistance to non-officers. In addition, Intuit provides similar commuting assistance to non-officers.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table provides information about performance-based and time-based RSUs granted under our 2005 Equity Incentive Plan to the Named Executive Officers during fiscal 2010 and cash awards for which the Named Executive Officers were eligible in fiscal 2010 under our cash incentive plan.

		Estimated Future Payouts		Estimated Future Payouts		All Other
		Under Non-Equity Incentive		Under Equity Incentive		Stock	Grant Date Fair Value of
		Plan Awards[1]		Plan Awards[2]		Awards[2]	Stock Awards[3]
	Grant	Target	Maximum	Target	Maximum	Shares	Target		Maximum
Name	Date	($)	($)	(#)	(#)	(#)	($)		($)

Brad D. Smith	08/11/09			—	—	50,000	1,510,500	[4]	1,510,500
	08/11/09			—	—	40,000	1,208,400	[5]	1,208,400
	08/21/09			—	—	2,893	82,798	[6]	82,798
	07/22/10			27,940	27,940	—	1,061,161	[7]	1,061,161
	07/22/10			65,820	105,310	—	2,499,844	[8]	3,999,674
	07/22/10			65,820	105,310	—	2,118,700	[9]	2,118,700
		960,000	5,000,000	—	—	—	—		—

							8,481,403		9,981,233

R. Neil Williams	08/11/09			—	—	15,625	472,031	[10]	472,031
	08/11/09			—	—	12,500	377,625	[11]	377,625
	08/21/09			—	—	1,500	42,930	[6]	42,930
	07/22/10			8,220	8,220	—	312,196	[12]	312,196
	07/22/10			19,360	30,980	—	735,293	[13]	1,176,620
	07/22/10			19,360	30,980	—	623,277	[14]	623,277
		450,300	5,000,000	—	—	—	—		—

							2,563,352		3,004,679

Kiran M. Patel	08/11/09			—	—	18,750	566,437	[10]	566,437
	08/11/09			—	—	15,000	453,150	[11]	453,150
	08/21/09			—	—	1,500	42,930	[6]	42,930
	07/22/10			13,970	13,970	—	530,581	[12]	530,581
	07/22/10			32,910	52,660	—	1,249,922	[13]	2,000,027
	07/22/10			32,910	52,660	—	1,059,451	[14]	1,059,451
		700,000	5,000,000	—	—	—	—		—

							3,902,471		4,652,576

Daniel R. Maurer	08/11/09			—	—	9,375	283,219	[10]	283,219
	08/11/09			—	—	7,500	226,575	[11]	226,575
	08/21/09			—	—	1,467	41,986	[6]	41,986
	07/22/10			8,220	8,220	—	312,196	[12]	312,196
	07/22/10			19,360	30,980	—	735,292	[13]	1,176,620
	07/22/10			19,360	30,980	—	623,277	[14]	623,277
		356,250	5,000,000	—	—	—	—		—

							2,222,545		2,663,873

Sasan K. Goodarzi	08/11/09			—	—	14,375	434,269	[10]	434,269
	08/11/09			—	—	11,500	347,415	[11]	347,415
	07/22/10			5,340	5,340	—	202,813	[12]	202,813
	07/22/10			12,585	20,140	—	477,978	[13]	764,917
	07/22/10			12,585	20,140	—	405,191	[14]	405,191
		351,000	5,000,000	—	—	—	—		—

							1,867,666		2,154,605

(1)	Represents awards granted under the SEIP in fiscal year 2010 that could be earned based on performance in fiscal year 2010. These columns show the awards that were possible at the Target and Maximum levels of performance.

(2)	Awards made pursuant to Intuit’s 2005 Equity Incentive Plan.

(3)	These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718 assuming no forfeitures. For the awards, which are subject to performance-based conditions as described in the footnotes below, the amounts shown in the “Target” column reflect estimates of the probable outcomes of the performance conditions judged as of the time of issuance. These are the amounts reflected in the “Summary Compensation Table”. The amounts shown in the “Maximum” column assume the highest level of performance would be achieved with respect to the performance conditions.

(4)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on August 1, 2012 and 50% of the shares on August 1, 2014.

(5)	These RSUs vest as to 50% of the shares on August 1, 2012 and 50% of the shares on August 1, 2014.

(6)	Represents Intuit matching grants of RSUs under the MSPP, which vest on the third anniversary of the grant date.

(7)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs will vest as to 50% of the shares on July 1, 2013 and 50% of the shares on July 1, 2015.

(8)	Depending upon the degree of Intuit’s achievement of certain three-year revenue and operating income performance goals (the “Operating Performance Goals”), these RSUs will vest as to 50% of the earned shares on September 1, 2013 and 50% of the earned shares on September 1, 2015.

(9)	Depending on Intuit’s relative total shareholder return for the three-year period ending July 31, 2013 compared to a pre-established peer group (the “TSR Goals”), these RSUs will vest as to 50% of the earned shares on September 1, 2013 and 50% of the earned shares on September 1, 2015.

(10)	Because the specified performance goals were achieved, these RSUs will vest on August 1, 2012.

(11)	These RSUs vest as to 50% of the shares on August 1, 2011 and 50% of the shares on August 1, 2012.

(12)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs vest as to 33 1/3% of the shares on each of July 1, 2011, July 1, 2012 and July 1, 2013.

(13)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, the earned potion of these RSUs will vest on September 1, 2013.

(14)	Depending upon Intuit’s achievement of the TSR Goals, the earned portion of these RSUs will vest on September 1, 2013.

The following table provides information about stock options granted under our 2005 Equity Incentive Plan to the Named Executive Officers during fiscal 2010.

			All Other
			Option
			Awards:	Exercise
			Number of	or Base	Grant Date
			Securities	Price of	Fair Value of
	Grant		Underlying	Options	Option
Name	Date		Options (#)	($/sh)	Awards ($)[1]

Brad D. Smith	08/11/09	[2]	200,000	30.21	1,983,380
	07/22/10	[3]	103,445	37.98	1,117,506

					3,100,886

R. Neil Williams	08/11/09	[4]	75,000	30.21	613,417
	07/22/10	[5]	30,425	37.98	271,869

					885,286

Kiran M. Patel	08/11/09	[4]	100,000	30.21	817,890
	07/22/10	[5]	51,720	37.98	462,154

					1,280,044

Daniel R. Maurer	08/11/09	[4]	40,000	30.21	327,156
	07/22/10	[5]	30,425	37.98	271,869

					599,025

Sasan K. Goodarzi	08/11/09	[4]	50,000	30.21	408,945
	07/22/10	[5]	19,775	37.98	176,703

					585,648

(1)	These amounts represent the aggregate grant date fair value of these awards computed in accordance with FASB ASC Topic 718.

(2)	This option vests as to 50% of the underlying shares on August 11, 2012 and 50% of the shares on August 11, 2014.

(3)	This option vests as to 50% of the underlying shares on July 22, 2013 and 50% of the shares on July 22, 2015.

(4)	This option vested as to 33 1/3% of the underlying shares on August 11, 2010, and vests as to 2.778% of the shares each month thereafter.

(5)	This option vests as to 33 1/3% of the underlying shares on July 22, 2011 and 2.778% of the shares each month thereafter.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table provides information with respect to outstanding stock options held by the Named Executive Officers as of July 31, 2010.

	Outstanding Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option	Option
	Options (#)	Options (#)		Exercise	Grant	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date	Date

Brad D. Smith	40,000	—		18.72	07/30/04	07/30/11
	200,000	—		22.33	06/09/05	06/09/12
	120,000	—		24.00	07/29/05	07/28/12
	100,000	—		31.29	07/26/06	07/25/13
	100,000	—		30.07	07/25/07	07/24/14
	—	260,000	[1]	30.00	02/11/08	02/10/15
	—	185,000	[2]	27.68	07/23/08	07/22/15
	—	200,000	[3]	30.21	08/11/09	08/10/16
	—	103,445	[4]	37.98	07/22/10	07/21/17

R. Neil Williams	83,332	16,668	[5]	30.00	02/11/08	02/10/15
	33,332	16,668	[6]	27.68	07/23/08	07/22/15
	—	75,000	[7]	30.21	08/11/09	08/10/16
	—	30,425	[8]	37.98	07/22/10	07/21/17

Kiran M. Patel	850,000	—		21.71	10/11/05	10/11/12
	50,000	—		31.29	07/26/06	07/25/13
	75,000	—		30.07	07/25/07	07/24/14
	49,999	25,001	[6]	27.68	07/23/08	07/22/15
	—	100,000	[7]	30.21	08/11/09	08/10/16
	—	51,720	[8]	37.98	07/22/10	07/21/17

Daniel R. Maurer	40,000	—		25.79	02/09/06	02/09/13
	40,000	—		31.29	07/26/06	07/25/13
	28,000	—		30.07	07/25/07	07/24/14
	20,833	4,167	[9]	30.00	02/11/08	02/10/15
	33,332	16,668	[6]	27.68	07/23/08	07/22/15
	10,555	9,445	[10]	24.05	01/13/09	01/12/16
	—	40,000	[7]	30.21	08/11/09	08/10/16
	—	30,425	[8]	37.98	07/22/10	07/21/17

Sasan K. Goodarzi	30,000	—		20.70	06/07/04	06/07/11
	60,000	—		24.00	07/29/05	07/28/12
	45,000	—		31.29	07/26/06	07/25/13
	45,000	—		30.07	07/25/07	07/24/14
	18,888	1,112	[11]	32.23	10/09/07	10/08/14
	19,999	10,001	[6]	27.68	07/23/08	07/22/15
	—	50,000	[7]	30.21	08/11/09	08/10/16
	—	19,775	[8]	37.98	07/22/10	07/21/17

(1)	This option vests as to 50% of the underlying shares on January 1, 2011 and 50% of the shares on January 1, 2013.

(2)	This option vests as to 50% of the underlying shares on July 23, 2011 and 50% of the shares on July 23, 2013.

(3)	This option vests as to 50% of the underlying shares on August 11, 2012 and 50% of the shares on August 11, 2014.

(4)	This option vests as to 50% of the underlying shares on July 22, 2013 and 50% of the shares on July 22, 2015.

(5)	This option vested as to 33 1/3% of the underlying shares on January 7, 2009, and vests as to 2.778% of the shares each month thereafter.

(6)	This option vested as to 33 1/3% of the underlying shares on July 23, 2009, and vests as to 2.778% of the shares each month thereafter.

(7)	This option vested as to 33 1/3% of the underlying shares on August 11, 2010, and vests as to 2.778% of the shares each month thereafter.

(8)	This option vests as to 33 1/3% of the underlying shares on July 22, 2011 and 2.778% of the shares each month thereafter.

(9)	This option vested as to 33 1/3% of the underlying shares on January 29, 2009, and vests as to 2.778% of the shares each month thereafter.

(10)	This option vested as to 33 1/3% of the underlying shares on December 2, 2009, and vests as to 2.778% of the shares each month thereafter.

(11)	This option vested as to 33 1/3% of the underlying shares on September 10, 2008 and 2.778% of the shares each month thereafter.

The following table provides information with respect to outstanding RSUs held by the Named Executive Officers as of July 31, 2010. The market value of the awards is determined by multiplying the number of unvested shares or units by $39.75, the closing price of Intuit’s common stock on NASDAQ on July 31, 2010. For the awards which are subject to performance-based conditions as described in the footnotes below, the number of shares reflect an estimate of the probable outcomes of the performance conditions judged as of the time of issuance.

	Outstanding Stock Awards
					Performance-Based
					Vesting Awards
						Equity
		Time-Based			Equity	Incentive
		Vesting Awards			Incentive	Plan Awards:
				Market	Plan Awards:	Market or
		Number of		Value of	Number of	Payout Value
		Shares		Shares	Unearned	of Unearned
		or Units		or Units	Shares, Units	Shares, Units
		of Stock		of Stock	or Other	or Other
		That Have		That Have	Rights That	Rights That
		Not		Not	Have Not	Have Not
Name	Grant Date	Vested (#)		Vested ($)	Vested (#)	Vested ($)

Brad D. Smith	08/24/07	1,500	[1]	59,625
	02/11/08	65,000	[2]	2,583,750
	08/22/08	3,000	[1]	119,250
	08/11/09	40,000	[3]	1,590,000
	08/21/09	2,893	[1]	114,997
	08/24/07	34,000	[4]	1,351,500
	08/11/08	65,000	[5]	2,583,750
	08/11/09	50,000	[6]	1,987,500
	07/22/10				27,940 [7]	1,110,615
	07/22/10				65,820 [8]	2,616,345
	07/22/10				65,820 [9]	2,616,345

	Outstanding Stock Awards
					Performance-Based
					Vesting Awards
							Equity
		Time-Based			Equity		Incentive
		Vesting Awards			Incentive		Plan Awards:
				Market	Plan Awards:		Market or
		Number of		Value of	Number of		Payout Value
		Shares		Shares	Unearned		of Unearned
		or Units		or Units	Shares, Units		Shares, Units
		of Stock		of Stock	or Other		or Other
		That Have		That Have	Rights That		Rights That
		Not		Not	Have Not		Have Not
Name	Grant Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)

R. Neil Williams	02/11/08	15,000	[10]	596,250
	08/11/09	12,500	[11]	496,875
	08/21/09	1,500	[1]	59,625
	08/11/08	17,000	[12]	675,750
	08/11/09	15,625	[13]	621,094
	07/22/10				8,220	[14]	326,745
	07/22/10				19,360	[15]	769,560
	07/22/10				19,360	[16]	769,560

Kiran M. Patel	08/24/07	1,500	[1]	59,625
	08/11/08	100,000	[17]	3,975,000
	08/22/08	1,500	[1]	59,625
	08/11/09	15,000	[11]	596,250
	08/21/09	1,500	[1]	59,625
	08/24/07	25,000	[4]	993,750
	08/11/08	25,000	[12]	993,750
	08/11/09	18,750	[13]	745,313
	07/22/10				13,970	[14]	555,308
	07/22/10				32,910	[15]	1,308,173
	07/22/10				32,910	[16]	1,308,173

Daniel R. Maurer	08/24/07	4,500	[4]	178,875
	08/24/07	750	[1]	29,813
	02/11/08	5,000	[18]	198,750
	08/22/08	1,203	[1]	47,819
	01/13/09	10,000	[19]	397,500
	08/11/09	7,500	[11]	298,125
	08/21/09	1,467	[1]	58,313
	08/11/08	17,000	[12]	675,750
	08/11/09	9,375	[13]	372,656
	07/22/10				8,220	[14]	326,745
	07/22/10				19,360	[15]	769,560
	07/22/10				19,360	[16]	769,560

Sasan K. Goodarzi	08/24/07	7,500	[4]	298,125
	08/11/09	11,500	[11]	457,125
	10/09/07	10,000	[20]	397,500
	08/11/08	10,000	[12]	397,500
	08/11/09	14,375	[13]	571,406
	07/22/10				5,340	[14]	212,265
	07/22/10				12,585	[15]	500,254
	07/22/10				12,585	[16]	500,254

(1)	Represents Intuit matching grants of RSUs under the MSPP, which vest on the third anniversary of the grant date.

(2)	These RSUs vest on January 1, 2012.

(3)	These RSUs vest as to 50% of the shares on August 1, 2012 and 50% of the shares on August 1, 2014.

(4)	These RSUs vested on August 1, 2010.

(5)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on August 1, 2011 and 50% of the shares on August 1, 2013.

(6)	Because the specified performance goals were achieved, these RSUs will vest as to 50% of the shares on August 1, 2012 and 50% of the shares on August 1, 2014.

(7)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs will vest as to 50% of the shares on July 1, 2013 and 50% of the shares on July 1, 2015.

(8)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2013 and 50% of the earned shares on September 1, 2015.

(9)	Depending upon Intuit’s achievement of the TSR Goals, these RSUs will vest as to 50% of the earned shares on September 1, 2013 and 50% of the earned shares on September 1, 2015.

(10)	These RSUs vest on February 1, 2011.

(11)	These RSUs vest as to 50% of the shares on August 1, 2011 and 50% of the shares on August 1, 2012.

(12)	Because the specified performance goals were achieved, these RSUs will vest on August 1, 2011.

(13)	Because the specified performance goals were achieved, these RSUs will vest on August 1, 2012.

(14)	Assuming Intuit’s achievement of a one-year operating income performance goal, these RSUs vest as to 33 1/3% of the shares on each of July 1, 2011, July 1, 2012 and July 1, 2013.

(15)	Depending upon the degree of Intuit’s achievement of the Operating Performance Goals, the earned portion of these RSUs will vest on September 1, 2013.

(16)	Depending upon Intuit’s achievement of the TSR Goals, the earned portion of these RSUs will vest on September 1, 2013.

(17)	These RSUs will vest as to 50% of the shares on August 1, 2011 and 50% of the shares on August 1, 2013.

(18)	These RSUs vested as to 33 1/3% of the underlying shares on January 29, 2009, and vests as to 2.778% of the shares each month thereafter.

(19)	These RSUs vested as to 33 1/3% of the underlying shares on December 2, 2009, and vests as to 2.778% of the shares each month thereafter.

(20)	Because the specified performance goals were achieved, these RSUs vested on September 1, 2010.

Option Exercises and Stock Vested in Fiscal Year 2010

The following table shows information about stock option exercises and vesting of RSUs for each of the Named Executive Officers during fiscal 2010, including the value realized upon exercise or vesting.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)

Brad D. Smith	180,000	2,014,796	99,552	3,026,408
R. Neil Williams	—	—	15,000	448,650
Kiran M. Patel	—	—	15,500	454,860
Daniel R. Maurer	—	—	16,250	483,675
Sasan K. Goodarzi	30,000	410,595	13,000	386,100

Non-Qualified Deferred Compensation for Fiscal Year 2010

The following table shows the non-qualified deferred compensation activity for each of the Named Executive Officers during fiscal 2010.

						Aggregate
		Executive	Intuit	Aggregate	Aggregate	Balance at
		Contributions in	Contributions in	Earnings in	Withdrawals/	July 31,
		Fiscal 2010	Fiscal 2010	Fiscal 2010	Distributions	2010
Name	Plan	($)[1]	($)	($)[2]	($)	($)

Brad D. Smith	NQDCP	207,000	—	114,065	—	1,086,336	[3]
	MSPP	82,798	82,798	214,846	—	734,660	[4]

	Total	289,798	82,798	328,911	—	1,820,996

R. Neil Williams	NQDCP	—	—	—	—	—
	MSPP	58,184	42,930	39,322	—	140,437	[4]

	Total	58,184	42,930	39,322	—	140,437

Kiran M. Patel	NQDCP	442,115	—	467,237	—	3,349,533	[3]
	MSPP	82,483	42,930	137,339	—	471,276	[4]

	Total	524,598	42,930	604,576	—	3,820,809

Daniel R. Maurer	NQDCP	210,000	—	86,542	—	829,844	[3]
	MSPP	41,986	41,986	80,920	—	278,528	[4]

	Total	251,986	41,986	167,462	—	1,108,372

Sasan K. Goodarzi	NQDCP	361,000	—	4,846	(193,274)	2,010,909	[3]
	MSPP	—	—	—	—	—

	Total	361,000	—	4,846	(193,274)	2,010,909

(1)	Amounts shown in this column are included in the “Summary Compensation Table” in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	None of these amounts are included in the “Summary Compensation Table” because they are not preferential or above market.

(3)	These amounts reflect the sum of each Named Executive Officer’s aggregate balance in the Non-Qualified Deferred Compensation Plans as of August 1, 2009 plus the amounts noted for each Named Executive Officer in each of the four prior columns. The following amounts are also reported in the Summary Compensation Table for 2008 and 2009 compensation as follows: Mr. Smith, $616,250; Mr. Patel $2,067,627; and Mr. Goodarzi, $1,097,300.

(4)	The MSPP is described on page 39.

In 2007, we adopted a new Non-Qualified Deferred Compensation Plan (the “NQDCP”) that became effective January 1, 2008. We adopted the NQDCP to meet the requirements of the new restrictions on deferred compensation under Section 409A of the Internal Revenue Code. The NQDCP was designed to generally track the provisions of our 2005 Non-Qualified Deferred Compensation Plan, effective January 1, 2005, and the original Executive Deferred Compensation Plan that became effective March 15, 2002. All deferrals for compensation that would otherwise be payable on or after January 1, 2008 and employer contributions made on or after January 1, 2008 are credited to participants under the new NQDCP. No new deferrals or contributions will be made to the 2005 Non-Qualified Deferred Compensation Plan or the original plan. The NQDCP and the 2005 Non-Qualified Deferred Compensation Plan provide that executives who meet minimum compensation requirements are eligible to defer up to 75% of their salaries and up to 75% of their bonuses. We have agreed to credit the participants’ contributions with earnings that reflect the performance of certain independent investment funds. We may also make discretionary employer contributions to participant accounts in certain circumstances. The timing, amounts and vesting schedules of employer contributions are at the sole discretion of the Compensation Committee or its delegate. The benefits under this plan are unsecured and are general assets of Intuit. Participants are generally eligible to receive payment of their vested benefit at the end of their elected deferral period or after termination of their employment with Intuit for any reason or at a later date to comply with the restrictions of Section 409A. Participants may elect to receive their payments in a lump sum or installments. Discretionary company contributions and the related earnings vest completely upon the participant’s disability, death or a change in control of Intuit.

Potential Payments Upon Termination of Employment or Change in Control

Described below are the individual arrangements Intuit has entered into with each of our Named Executive Officers and the estimated payments and benefits that would be provided under these arrangements, assuming that the executive’s employment terminated under certain circumstances as of July 31, 2010, and using the closing price of our common stock on July 31, 2010, the last trading day of the 2010 fiscal year ($39.75 per share).

As a general matter, certain benefits that are included in the tables below are provided to all recipients of Intuit equity awards, not solely to Named Executive Officers. For example, Intuit’s options and RSUs generally provide for 100% acceleration of vesting upon termination due to death or disability. Additionally, Intuit’s options generally provide for one year of accelerated vesting upon a recipient’s involuntary termination within one year following a change in control (or CIC), as defined in our 2005 Equity Incentive Plan. Intuit’s RSUs generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination within one year following a change in control or upon a recipient’s retirement, as defined in the applicable plan document. None of the Named Executive Officers would have been eligible for retirement, for purposes of such RSU vesting acceleration, had they been terminated as of July 31, 2010.

Performance-based RSU’s granted to Executive Vice Presidents and Senior Vice Presidents under Intuit’s 2005 Equity Incentive Plan generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination, as defined in the plan, so long as the specified performance goals are achieved and certified in accordance with the plan document.

Intuit does not provide for any special severance payments or acceleration of equity upon a Named Executive Officer’s termination for cause or resignation without good reason. Upon termination of employment for any reason, participants in the NQDCP will be eligible to receive their vested benefits under that plan, as described above under “Non-Qualified Deferred Compensation for Fiscal Year 2010.”

In April 2007, Intuit established a Long-Term Executive Disability Plan (the “Executive Disability Plan”) for employees with the title of director or above. Under the Executive Disability Plan, which is funded through insurance, if a participant suffers a long-term disability, as defined in the applicable plan document, the participant will be provided with salary restoration benefits up to $8,000 per month in addition to the benefits provided by Intuit’s Long-Term Disability Plan for all employees, until the earlier of the cessation of the disability or the participant reaching age 65. Under the terms of the Executive Disability Plan, each of Mr. Smith, Mr. Williams, Mr. Patel, Mr. Maurer, Mr. Goodarzi and Mr. Cook would have been entitled to receive $96,000 for salary restoration for fiscal 2010 if he had suffered a long-term disability. These amounts are not included in the tables below. Mr. Campbell was not eligible to receive benefits under the plan during fiscal 2010.

Brad D. Smith

On October 1, 2007, Intuit entered into a new employment agreement with Mr. Smith, which superseded Mr. Smith’s prior September 6, 2005 employment agreement and provided that Mr. Smith become the President and Chief Executive Officer of Intuit, effective January 1, 2008. On December 1, 2008, Intuit amended Mr. Smith’s employment agreement in order to satisfy the technical documentary requirements of Section 409A of the Internal Revenue Code (“Section 409A”).

Mr. Smith can terminate his employment agreement at any time upon written notice to the Board. Intuit may terminate Mr. Smith’s employment upon the written recommendation of the Board. Under the circumstances described below, Mr. Smith is entitled to receive severance benefits subject to his execution of a valid and binding release agreement.

If Intuit terminates Mr. Smith other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Smith terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Smith is entitled to (1) a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus, (2) vesting of a pro rata portion of the shares issuable under the 260,000 stock options granted in 2008, based on the portion of time he has provided services over the full five year vesting period, and (3) vesting of a pro rata portion of the shares issuable under the 130,000 RSUs granted in 2008, based on the portion of time he has provided services over the full four year vesting period.

The estimated payments or benefits which would have been paid to Mr. Smith in the event of his termination on July 31, 2010 under the specified circumstances are as follows:

	Involuntary
	Termination or	Termination
Brad D. Smith	Termination	Without
Incremental Amounts Payable	Without	Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	1,760,000	1,760,000	—
Total Benefits and Perquisites	—	—	—

Total Severance	1,760,000	1,760,000	—
Gain on Accelerated Stock Options	1,309,750	2,426,225	6,859,048
Value of Accelerated Restricted Stock Units	4,110,260	4,889,966	16,733,677

Total Value of Accelerated Long-Term Incentives	5,420,010	7,316,191	23,592,725

Total Severance, Benefits & Accelerated Equity	7,180,010	9,076,191	23,592,725

R. Neil Williams

On November 2, 2007, Intuit entered into an employment agreement with Mr. Williams, which provided that Mr. Williams become Senior Vice President and Chief Financial Officer of Intuit, effective January 7, 2008. On December 1, 2008, Intuit amended Mr. Williams’ employment agreement in order to satisfy the technical documentary requirements of Section 409A.

If Intuit terminates Mr. Williams other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Williams terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Williams will be entitled to the following separation benefits provided he signs a release and waiver of claims: (1) a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus, (2) vesting of a pro rata portion of the shares issuable under the 100,000 stock options granted in 2008, based on the portion of time he has provided services over the full three year vesting period, and (3) vesting of a pro rata portion of the shares issuable under the 30,000 RSUs granted in 2008, based on the portion of time he has provided services over the full three year vesting period.

The estimated payments or benefits which would have been paid to Mr. Williams in the event of his termination on July 31, 2010 under the specified circumstances are as follows:

	Involuntary
	Termination or	Termination
R. Neil Williams	Termination	Without
Incremental Amounts Payable	Without	Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	1,050,700	1,050,700	—
Total Benefits and Perquisites	—	—	—

Total Severance	1,050,700	1,050,700	—
Gain on Accelerated Stock Options	—	838,772	1,133,048
Value of Accelerated Restricted Stock Units	1,019,008	1,230,456	4,315,459

Total Value of Accelerated Long-Term Incentives	1,019,008	2,069,228	5,448,507

Total Severance, Benefits & Accelerated Equity	2,069,708	3,119,928	5,448,507

Kiran M. Patel

On December 1, 2008, Intuit entered into a new employment agreement with Mr. Patel, which superseded Mr. Patel’s prior September 2, 2005 employment agreement and provided that Mr. Patel become Executive Vice President, Small Business Group, effective December 2, 2008. Under the terms of this agreement, if Intuit terminates Mr. Patel’s employment other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions), or Mr. Patel terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), or if within one year after any change of control of Intuit, Mr. Patel is not a Section 16 officer of the surviving entity or acquirer or his employment ends for reasons other than cause or his resignation, then in each case, Mr. Patel will be entitled to the following separation benefits provided he signs a release and waiver of claims: (1) a single lump sum severance payment equal to 18 months of his then current salary, and (2) one and one-half times his target bonus for the then current fiscal year.

The estimated payments or benefits which would have been paid to Mr. Patel in the event of his termination on July 31, 2010 under the specified circumstances are as follows:

	Involuntary
	Termination or	Termination
Kiran M. Patel	Termination	Without
Incremental Amounts Payable	Without	Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	2,100,000	2,100,000	—
Total Benefits and Perquisites	—	—	—

Total Severance	2,100,000	2,100,000	—
Gain on Accelerated Stock Options	—	941,777	1,347,306
Value of Accelerated Restricted Stock Units	1,828,776	4,729,422	10,654,590

Total Value of Accelerated Long-Term Incentives	1,828,776	5,671,199	12,001,896

Total Severance, Benefits & Accelerated Equity	3,928,776	7,771,199	12,001,896

Daniel R. Maurer

On November 16, 2005, Intuit entered into an employment agreement with Mr. Maurer. Mr. Maurer’s employment agreement was amended in January 2008 and in December 2008. The December 2008 amendment provided that Mr. Maurer become Senior Vice President and General Manager of Intuit’s Consumer Tax Group effective December 2, 2008.

The estimated payments or benefits which would have been paid to Mr. Maurer in the event of his termination on July 31, 2010 under the specified circumstances are as follows:

	Involuntary
	Termination or	Termination
Daniel R. Maurer	Termination	Without
Incremental Amounts Payable	Without	Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	—	—	—
Total Benefits and Perquisites	—	—	—

Total Severance	—	—	—
Gain on Accelerated Stock Options	—	599,512	825,550
Value of Accelerated Restricted Stock Units	545,596	1,272,823	4,123,466

Total Value of Accelerated Long-Term Incentives	545,596	1,872,335	4,949,016

Total Severance, Benefits & Accelerated Equity	545,596	1,872,335	4,949,016

Sasan K. Goodarzi

On October 9, 2007, Intuit entered into an amendment of Mr. Goodarzi’s May 18, 2004 employment agreement which provided that Mr. Goodarzi become Senior Vice President and President and General Manager of the Intuit Financial Institutions Division (which subsequently became the Intuit Financial Services Division), effective September 10, 2007. On December 1, 2008, Intuit amended Mr. Goodarzi’s employment agreement in order to satisfy the technical documentary requirements of Section 409A.

If Intuit terminates Mr. Goodarzi other than for “Cause” (which includes gross negligence, willful misconduct, certain criminal convictions and failure to follow lawful instructions within the scope of his employment), Mr. Goodarzi is entitled to a single lump sum severance payment equal to 12 months of his then-current salary provided he signs a release and waiver of claims.

The estimated payments or benefits which would have been paid to Mr. Goodarzi in the event of his termination on July 31, 2010 under the specified circumstances are as follows:

	Involuntary
	Termination or	Termination
Sasan K. Goodarzi	Termination	Without
Incremental Amounts Payable	Without	Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	540,000	540,000	—
Total Benefits and Perquisites	—	—	—

Total Severance	540,000	540,000	—
Gain on Accelerated Stock Options	—	445,492	641,076
Value of Accelerated Restricted Stock Units	428,555	1,214,069	3,334,429

Total Value of Accelerated Long-Term Incentives	428,555	1,659,561	3,975,505

Total Severance, Benefits & Accelerated Equity	968,555	2,199,561	3,975,505

TRANSACTIONS WITH RELATED PERSONS

The Audit and Risk Committee is responsible for review, and approval or ratification as appropriate, of specific transactions between Intuit (or its subsidiaries) in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% stockholders, and their immediate family members. The Audit and Risk Committee adopted a written set of procedures and guidelines, which are described below, to evaluate these transactions and obtain approval or ratification by the Audit and Risk Committee.

Identification of Related Persons.  Information about our directors and executive officers and persons related to them is collected and updated through annual Director & Officer Questionnaires and quarterly director affiliation summaries. Directors and executives provide the names of the entities with which they are affiliated, including board memberships, executive officer positions, charitable organizations, and affiliations of immediate family members.

Audit and Risk Committee Annual Pre-Approval.  On an annual basis, Intuit’s procurement and legal departments prepare requests for pre-approval of transactions or relationships involving related persons or parties with which Intuit is expected to do business during the upcoming fiscal year. The Audit and Risk Committee reviews these requests during its regular fourth quarter meeting and generally pre-approves annual spending levels for each transaction or relationship.

Periodic Approvals.  During the year, the list of known related persons is circulated to appropriate Intuit employees and is used to identify transactions with related persons. When Intuit identifies an actual or potential transaction with a related person that was not pre-approved by the Audit and Risk Committee, Intuit’s legal department collects information regarding the transaction, including the identity of the other party, the value of the transaction, and the size and significance of the transaction to both Intuit and the other party. This information is provided to the Audit and Risk Committee, which in its discretion may approve, ratify, rescind, place conditions upon, or take any other action with respect to the transaction.

Monitoring of Approved Transactions and Relationships.  Following approval by the Audit and Risk Committee, Intuit personnel review and monitor the transactions and relationships from time to time. If spending levels approach the limits approved by the Audit and Risk Committee, Intuit prepares and submits a new approval request to the Audit and Risk Committee for review at its next meeting.

Compensation Decisions.  The Audit and Risk Committee generally does not review executive or director compensation transactions or arrangements, as these are approved by the Compensation Committee or the Board, as appropriate.

Since the beginning of fiscal 2010, there have been no transactions and there currently are no proposed transactions in excess of $120,000 between Intuit (or its subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest.

AUDIT AND RISK COMMITTEE REPORT

We, the members of the Audit and Risk Committee, assist the Board in fulfilling its responsibilities by overseeing Intuit’s accounting and financial reporting processes, the qualifications, independence and performance of Intuit’s independent auditor, the performance of Intuit’s internal audit department and Intuit’s internal controls. We also are responsible for selecting, evaluating and setting the compensation of Intuit’s independent auditor. Intuit’s management is responsible for the preparation, presentation and integrity of Intuit’s financial statements, including setting accounting and financial reporting principles and designing Intuit’s system of internal control over financial reporting. The Audit and Risk Committee has selected the independent registered public accounting firm of Ernst & Young LLP as Intuit’s independent auditor, with responsibility for performing an independent audit of Intuit’s consolidated financial statements and for expressing opinions on the conformity of Intuit’s audited financial statements with generally accepted accounting principles and on the effectiveness of Intuit’s internal control over financial reporting based on their audit. The Audit and Risk Committee oversees the processes, although members of the Audit and Risk Committee are not engaged in the practice of auditing or accounting.

During the fiscal year ended July 31, 2010, the Audit and Risk Committee carried out the duties and responsibilities as outlined in its charter, including the following specific actions:

•	Reviewed and discussed with management and the independent auditor Intuit’s quarterly earnings announcements, consolidated financial statements, and related periodic reports filed with the SEC;

•	Reviewed with management its assessment of the effectiveness of Intuit’s internal control over financial reporting;

•	Reviewed with the independent auditor and management the audit scope and plan;

•	Reviewed the internal audit plan with the internal auditor; and

•	Met in periodic executive sessions with each of the independent auditor, representatives of management, and the internal auditor.

We reviewed and discussed with management and representatives of Ernst & Young the audited financial statements for the fiscal year ended July 31, 2010 and Ernst & Young’s opinion on the audited financial statements and the effectiveness of Intuit’s internal control over financial reporting. Ernst & Young represented that its presentations included the matters required to be discussed with the Audit and Risk Committee by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit and Risk Committee recognizes the importance of maintaining the independence of Intuit’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit and Risk Committee has evaluated Ernst & Young’s qualifications, independence and performance. The Audit and Risk Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit and Risk Committee or its delegate. Intuit’s pre-approval policy is more fully described in this proxy statement under the caption “Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm.” The Audit and Risk Committee has concluded that provision of the services described in that section is compatible with maintaining the independence of Ernst & Young. In addition, we have received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence and discussed with Ernst & Young the firm’s independence.

Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board that the audited financial statements be included in Intuit’s Annual Report on Form 10-K for fiscal 2010. We also selected Ernst & Young LLP as Intuit’s independent registered public accounting firm for fiscal 2011.

AUDIT AND RISK COMMITTEE MEMBERS

Dennis D. Powell (Chair)
Diane B. Greene
Suzanne Nora Johnson

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Each of our directors stands for election on an annual basis. We do not have a classified or staggered Board. The Nominating and Governance Committee, consisting solely of independent directors, as determined by the Board under applicable NASDAQ listing standards, recommended the directors for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Meeting.

Nominees

The following 10 incumbent directors are nominated for election to the Board: David H. Batchelder, Christopher W. Brody, William V. Campbell, Scott D. Cook, Diane B. Greene, Michael R. Hallman, Edward A. Kangas, Suzanne Nora Johnson, Dennis D. Powell and Brad D. Smith. Stratton D. Sclavos resigned from our Board effective March 1, 2010, and we reduced the number of Board members to 10 at that time.

Each nominee, if elected, will serve until the next annual meeting of stockholders and until a qualified successor is elected, unless the nominee dies, resigns or is removed from the Board prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder will vote your shares to approve the election of any substitute nominee proposed by the Board. Please see “Directors Standing for Election” on page 6 of this proxy statement for information concerning each of our nominees standing for election. We have provided information in each nominee’s biography concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a director.

Majority Voting

Our Bylaws, as amended April 28, 2010, require that in order to be elected in an uncontested election a director nominee must be elected by a majority of the votes cast by the shares of common stock present (either in person or by proxy) at the Meeting (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and, if applicable, broker non-votes will not be counted as votes “for” or “against” a nominee and therefore will not affect the outcome of the vote on this proposal. Each of our director nominees is currently serving on the Board. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, in accordance with Intuit’s Bylaws and Corporate Governance Principles, each director has submitted an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that situation, our Nominating and Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Nominating and Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days of the date that the election results were certified.

The Board recommends that you vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intuit’s Audit and Risk Committee has selected Ernst & Young LLP as the independent registered public accounting firm to perform the audit of Intuit’s consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending July 31, 2011. As a matter of good corporate governance we are asking stockholders to ratify this selection. Representatives of Ernst & Young are expected to attend the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders. If the selection of Ernst & Young is not ratified, the Audit and Risk Committee will consider whether it should select another independent registered public accounting firm.

The Audit and Risk Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of the Audit and Risk Committee to pre-approve near the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit and Risk Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit and Risk Committee may also pre-approve particular services during the fiscal year on a case-by-case basis. The independent auditor and management periodically report to the Audit and Risk Committee the actual fees incurred versus the pre-approved budget.

Fees Paid to Ernst & Young LLP

The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young for fiscal 2010 and 2009:

	Fiscal	Fiscal
Fee Category	2010	2009

Audit Fees	$3,161,000	$3,321,000
Audit-Related Fees	859,000	581,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$4,020,000	$3,902,000

Audit Fees

These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist primarily of SAS 70 reviews and other attestation services.

Tax Fees

Intuit paid no tax fees to Ernst & Young in fiscal 2010 or fiscal 2009.

All Other Fees

Intuit paid no other fees to Ernst & Young in fiscal 2010 or fiscal 2009.

For more information about Ernst & Young, please see the “Audit and Risk Committee Report” on page 58.

Proposal No. 2 approval requires the affirmative vote of the majority of the shares of common stock entitled to vote on the proposal that are present or represented by proxy and voted “for” or “against” the proposal. Accordingly, a majority of votes cast is required to approve these proposals. If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on this routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board recommends that you vote
FOR the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3
APPROVAL OF AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

General

In October 2004, our stockholders approved the 2005 Equity Incentive Plan (the “Plan”), which we designed to reflect our commitment to having best practices in both compensation and corporate governance. When originally approved in 2004, the Plan’s term ran through December 9, 2006. In each of 2005, 2006, 2007, 2008 and 2009, our stockholders approved one-year extensions to the term of the Plan, increases to the number of shares available under the Plan, and certain other amendments as brought before the stockholders from time to time.

This year, together with legal counsel and the Compensation Committee’s independent compensation consultant, FW Cook, we undertook a comprehensive review of the Plan. We identified a number of provisions in the Plan that needed to be amended in order to bring the Plan into line with industry best practices and certain changes in legal and accounting interpretations. Although not all of these changes are required to be approved by stockholders under law or under regulation, we have included these discretionary amendments — together with the amendments to extend the term of the Plan, to increase the number of shares available under the Plan, and certain other amendments that are required to be approved by stockholders — in a single amendment and restatement of the Plan that we are submitting for stockholder approval at the Meeting. The version of the Plan we are submitting for approval will be called the “Intuit Inc. Amended and Restated 2005 Equity Incentive Plan.”

In the discussion of this proposal, we continue to refer to the currently existing version of the 2005 Equity Incentive Plan as the “Plan,” and we refer to the version of the 2005 Equity Incentive Plan as it would exist after stockholder approval of this proposal as the “Restated 2005 Plan.”

Material Amendments

The material differences between the Plan and the Restated 2005 Plan are described below. For further information on the terms of the Restated 2005 Plan as proposed, we encourage you to refer to the text of the Restated 2005 Plan, a copy of which has been filed with this proxy statement as Appendix B.

Increase in Share Reserve.  The Restated 2005 Plan would have a share reserve of 96,000,000 shares that would be available to cover awards under the Restated 2005 Plan through its amended term (January 19, 2015). This is an increase of 31,000,000 shares over the 65,000,000 shares currently reserved under the Plan.

Fungible Share Reserve.  The Restated 2005 Plan would change to a method of debiting (and crediting back, in certain limited circumstances described below) shares from the share reserve known as a “fungible share reserve.” Fungible share reserves are designed to provide greater flexibility in managing the number of shares available for issuance pursuant to awards. Under a fungible share reserve, a distinction is made between the number of shares in the reserve attributable to options and stock appreciation rights (“SARs”) on the one hand, and so-called “full value” equity awards on the other hand (primarily, restricted stock awards and RSU awards). Under the Restated 2005 Plan, each share subject to an option or SAR would reduce the share reserve by one (1) share, and each share subject to restricted stock or an RSU would reduce the share reserve by two and three-tenths (2.3) shares. Likewise, each share that is credited back to the Restated 2005 Plan (under the limited circumstances described below) will increase the share reserve by one (1) share if the share had been subject to an option or SAR, and by two and three-tenths (2.3) shares if the share had been subject to a full value award. Moving to the fungible share reserve eliminates the need for the provision, currently in the Plan, that no more than fifty percent (50%) of the shares subject to awards granted in any fiscal year may have an exercise price or purchase price per share that is less than fair market value on the applicable date of grant (this provision was intended to limit the number of full value awards issued under the Plan). Accordingly, this provision has been deleted in the Restated 2005 Plan. In addition, this same method of counting shares for purposes of both reducing and adding back to the share reserve will apply to all awards made under the Plan on or after November 1, 2010 and prior to stockholder approval of the Restated 2005 Plan.

Shares Not Counted Against Share Reserve.  Under the Plan, there are certain circumstances in which shares will not be treated as having been issued pursuant to awards, and therefore will not decrease the share reserve.

Generally, the Plan provides that shares that (i) were subject to awards that expire, are terminated, or are forfeited without actual settlement, or (ii) are repurchased from a participant by Intuit at the original issue price will not count against the share reserve. The Restated 2005 Plan would add a third category, providing that shares that were subject to awards that ultimately are settled in cash also will not count against the share reserve.

Award Limits under Section 162(m) of the Internal Revenue Code (the “Code”).  In order to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code (qualified awards do not count against the $1 million limitation on the deductibility of compensation paid to certain top executive officers that otherwise would apply if the awards did not so qualify), the plan document must specify the maximum number of shares that may be granted to a single participant in a given period of time. Currently, the Plan provides that no more than 4,000,000 shares may be issued pursuant to awards to a single participant in any calendar year (or, 6,000,000 for a new hire grant). In order to synchronize this limitation with our award cycle, which is on a fiscal and not calendar year basis, and to increase flexibility in determining an appropriate mix of award types while still qualifying for the special deductibility rules under Section 162(m) of the Code, the Restated 2005 Plan provides that no more than 4,000,000 shares (or 6,000,000 for a new hire grant) may be issued pursuant to awards to a single participant in any fiscal year.

Qualifying Performance Criteria Under Section 162(m).  Another requirement under Section 162(m) is that “performance-based compensation” must be based on pre-determined performance goals whose underlying criteria are approved by stockholders. The Plan contains a list of qualifying performance criteria. The Restated 2005 Plan refines and expands on this list in order to enhance Intuit’s opportunity to select appropriate performance criteria that will incentivize participants and align with Intuit’s business goals, and to allow such awards to qualify under Section 162(m). The full list of qualifying performance criteria is set forth below under the heading “Key Terms of the Restated 2005 Plan.”

Annual Director Grants.  The Plan provided for certain automatic annual grants of RSUs to Intuit’s non-employee directors as compensation for their services as directors. While we anticipate continuing to make annual grants to non-employee directors, we have determined that removing the automatic grants in the Plan will give us the flexibility to make changes to the structure of our non-employee director equity program when necessary or appropriate.

Rights of RSU Award Holders.  The Restated 2005 Plan makes explicit (whereas the Plan did not expressly address) Intuit’s existing practice and interpretation that a participant who receives an award of RSUs will not have the right to receive dividends or dividend equivalents, or to vote with respect to the underlying shares, or to have any other right as a stockholder unless and until actual shares are issued upon settlement of the RSU.

Recoupment of Awards.  The Restated 2005 Plan has a new provision that requires the recoupment from participants of certain awards in the event of a financial restatement by Intuit that decreases the level of achievement of performance goals from the level previously determined by the Compensation Committee (or subcommittee). This recoupment provision applies to a participant whose fraud or misconduct was a significant contributing factor to the restatement of the financial results.

Term.  Currently, the term of the Plan is set to expire on December 9, 2011. The term of the Restated 2005 Plan would expire on January 19, 2015, unless extended by stockholder approval.

Outstanding Equity Awards

As of October 31, 2010, there were 8,858,034 shares available for grant under the Plan, which is the only plan from which Intuit currently grants equity awards. As of that date, 26,912,808 shares were issuable upon the exercise of outstanding options granted under all of Intuit’s equity compensation plans (including the equity compensation plans not approved by security holders and described more fully on page 70). The weighted average exercise price of these options was $28.99 per share and the weighted average remaining term of these options was 4.35 years. As of October 31, 2010, Intuit had 9,502,449 outstanding unvested RSUs, of which 901,030 unvested RSUs have performance-based vesting.

Burn Rate Commitment

Intuit commits to cap our average annual burn rate at less than 6.11% in fiscal years 2011, 2012, and 2013. In calculating our compliance with this maximum burn rate commitment, Intuit will count all RSUs (and any other full-value awards granted) as having 2.5 times the value of any options granted (such ratio was determined based on Intuit’s stock price volatility as evaluated by third-parties). This maximum 6.11% burn rate would allow Intuit to make average annual awards of up to 19,600,000 million options or 7,760,000 million RSUs (or other full-value awards), which is greater than the actual amount of shares Intuit foresees using in any single year during the next three years.

Request for Stockholder Approval

We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. Equity compensation is a very effective retention tool that encourages and rewards employee performance that aligns with stockholders’ interests. We believe that the Restated 2005 Plan is an essential, up-to-date platform to accomplish these objectives, and we request your approval of the Restated 2005 Plan.

Proposal No. 3 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote
FOR the Intuit Inc. Amended and Restated 2005 Equity Incentive Plan.

Approval of the Restated 2005 Plan enables Intuit to achieve, among others, the following objectives:

1. The continued ability of Intuit to offer stock-based incentive compensation to Intuit’s eligible employees and non-employee directors.  We are requesting approval of 31,000,000 additional shares for the Restated 2005 Plan. We also are proposing to put in place a “fungible share reserve,” which will further improve our use of equity awards to carefully manage this increasingly limited resource while providing for both grants to new hires and retention grants for current employees.

2. Furthering compensation and governance best practices.  The Restated 2005 Plan prohibits Intuit from taking any of the following actions without stockholder approval: reducing the exercise price of stock options or SARs, issuing new awards in exchange for the surrender and cancellation of outstanding options or SARs, or buying back from a participant an option or SAR whose exercise price is above the fair market value of the underlying shares at the time of repurchase. The Restated 2005 Plan also does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under an equity plan). Additionally, the Restated 2005 Plan includes a recoupment provision that mandates the forfeiture of gains related to performance-based awards of any participant whose fraud or misconduct is a significant contributing factor to any restatement of financial results. In order to continue these best practices, we are requesting the term of the Plan be extended until January 19, 2015, resulting in the ability to continue granting awards under the Restated 2005 Plan until such date.

3. Providing qualifying “performance-based compensation” that is fully tax-deductible to Intuit.  The Restated 2005 Plan contains all the provisions required under Section 162(m) of the Code to grant qualifying “performance-based compensation.” These provisions allow Intuit to tie the equity compensation of its highest executive officers to performance goals that align with stockholder objectives, while assuring that Intuit maintains the benefit of full deductibility of all compensation paid.

Background on Stock Compensation at Intuit

We believe that employee stock ownership is a significant contributing factor in achieving superior financial performance. Historically, Intuit has granted stock options and, more recently, RSUs to the majority of its newly hired employees, and its equity granting practices have been an important component of Intuit’s overall compensation program. Recognizing that stock-based compensation is a valuable and limited resource, Intuit has actively managed its use of stock-based compensation. To that end and consistent with our general pay-for-performance compensation philosophy, only our higher performing employees receive annual equity awards.

We believe that stock options align employees’ interests directly with those of other stockholders, because the employee only realizes value from an option if the stock price increases after the date of the award. We also believe that RSUs align employees’ interests directly with those of other stockholders, as they provide greater value to employees as Intuit’s stock price increases. Without stock-based compensation, Intuit would be at a disadvantage against competitors to provide the market-competitive total compensation packages that are necessary to attract, retain and motivate the employee talent critical to the future success of Intuit.

We strongly believe that our stock-based incentive programs and emphasis on employee stock ownership have been integral to our success in the past and will continue to be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the Restated 2005 Plan vital to Intuit’s continued success.

Purpose of the Plan

The Restated 2005 Plan will allow Intuit, under the direction of the Compensation Committee, to make broad-based grants of options, SARs, restricted stock awards, and RSUs to employees and non-employee directors, within the limits set forth in the Restated 2005 Plan. The purpose of these equity awards is to attract and retain talented employees and non-employee directors, further align their interests with those of our stockholders, and continue to link employee compensation with Intuit’s performance.

Key Terms of the Restated 2005 Plan

The following is a summary of the key provisions of the Restated 2005 Plan, as it would become effective if the stockholders approve this Proposal No. 3. This summary does not purport to be a complete description of all the provisions of the Restated 2005 Plan. A copy of the Restated 2005 Plan has been filed with this proxy statement as Appendix B, and the following description of the Restated 2005 Plan is qualified in its entirety by reference to that Appendix.

Plan Term:	December 9, 2004 to January 19, 2015

Eligible Participants:	Employees of Intuit and its subsidiaries, non-employee directors of Intuit and consultants of Intuit and its subsidiaries are eligible to receive awards under the Plan. As of October 31, 2010, there were approximately 7,837 individuals eligible to participate in the Plan, including approximately 7,830 employees, seven non-employee directors and no consultants. The Compensation Committee determines which individuals will participate in the Plan.

Closing Stock Price:	The closing price of Intuit’s common stock on NASDAQ on October 29, 2010, the last business day of that month, was $47.98.

Share Reserve:	96,000,000, subject to adjustment to reflect stock splits, reorganizations, and other changes in the capital structure of Intuit. Shares that are subject to awards that (i) have been canceled or forfeited, or have expired, (ii) have ceased to be subject to an option or SAR for any reason other than exercise, (iii) are repurchased or reacquired by Intuit at the participant’s original purchase price, (iv) are otherwise not issued under an award, or (v) are settled in cash do not count against the share reserve.

Award Types:	(1) Non-qualified and incentive stock options

(2) Stock Appreciation Rights (SARs)

(3) Restricted Stock Awards

(4) Restricted Stock Units (RSUs)

Fungible Share Reserve:	Each share subject to an option or SAR would reduce the share reserve by one (1) share, and each share subject to restricted stock or a RSU would reduce the share reserve by two and three-tenths (2.3) shares. Each share that is credited back to the Restated 2005 Plan (under the circumstances described above under “Share Reserve”) will increase the share reserve by one (1) share if the share had been subject to an option or SAR, and by two and three-tenths (2.3) shares if the share had been subject to a restricted stock or RSU award.

162(m) Share Limits:	No more than 4,000,000 shares (6,000,000 for a new hire grant) may be made subject to awards to a single participant in any fiscal year. These limits are necessary for awards to qualify as performance-based compensation under Section 162(m) of the Code, and are greater than the number of options or other awards that Intuit has granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.

162(m) Performance Criteria:	The grant or vesting of awards (other than options or SARs) that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on any one or more of the following performance criteria, or growth or other changes in the amount, rate or value of one or more performance criteria, either individually, alternatively or in any combination, applied to Intuit as a whole or to one or more business units or subsidiaries, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon GAAP or non-GAAP financial results, in each case as specified by Intuit’s Compensation Committee (or subcommittee): (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) contract value, (xxi) client renewal rate, (xxii) operating cash flow return on income, or (xxiii) adjusted operating cash flow return on income.

Establishment of Performance Goals; Certification by Committees:	Intuit’s Compensation Committee (or subcommittee) will establish the performance goals with respect to awards (other than options or SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code no more than ninety (90) days after the commencement of the period of service to which the performance goal relates (or, in the case of performance periods of less than one year, not later than the date upon which 25% of the performance period elapses), provided that the outcome of the performance goal is substantially uncertain at such time. The Compensation Committee (or subcommittee) is required to certify the level of achievement of the performance goals prior to the payment of an award. Adjustments to the evaluation of the achievement of performance goals only is permitted as expressly set forth in the Restated 2005 Plan, provided, however, that the Compensation Committee (or subcommittee) may reduce the amount of any award.

Vesting:	Vesting of awards granted to employees is determined by the Compensation Committee and may be based on the completion of a specified period of service with Intuit or on the attainment of pre-established performance goals. In practice, options and “time-based” RSUs granted to employees generally vest over three years. “Performance-based” RSUs generally vest over three years, contingent on the satisfaction of pre-established performance goals. RSUs issued to non-employee directors under our current grant program vest over a period of from one to four years, depending on whether the grant is an “initial grant,” a “succeeding grant,” or a “committee grant.”

Other Award Terms:	Stock options and SARs will have a term no longer than seven years. Options and SARs will have an exercise price no less than 100% of the fair market value of Intuit’s common stock on the date of grant (except for certain options granted in connection with a merger or other acquisition as substitute or replacement awards).

Upon termination of employment for any reason other than death or “Disability” (as defined in the Restated 2005 Plan), stock options will cease to vest. Options granted to employees who have been actively employed by Intuit for at least one year and who die or incur a Disability will vest in full, unless otherwise provided in the award agreement. Upon termination of employment, restricted stock awards generally will cease to vest and the participant will be entitled to retain the shares only to the extent earned as of the date of termination. The effect of termination on SARs and RSUs is specified in the applicable award agreements.

Repricing Prohibited:	The Restated 2005 Plan prohibits Intuit from taking any of the following actions without stockholder approval: reducing the exercise price of options or SARs, issuing new awards in exchange for the surrender and cancellation of outstanding options or SARs, or buying back from a participant an option or SAR whose exercise price is above the fair market value of the underlying shares at the time of repurchase.

Recoupment of Awards	If Intuit issues a restatement of its financial results after the distribution of shares or cash upon settlement of an award whose grant or vesting was conditioned on the achievement of performance goals, then a participant will be required to return to Intuit the value of the award that would not have vested or been issued based on the restated financial results. This recoupment provision applies to a participant whose fraud or misconduct was a significant contributing factor to the restatement of financial results.

Non-Transferability:	Awards granted under the Restated 2005 Plan are not transferable except by will or the laws of descent and distribution except that the Compensation Committee or its authorized delegates may consent to permit the transfer of a non-qualified stock option. Transfers by an individual for consideration are prohibited.

Administration:	The Compensation Committee will administer the Restated 2005 Plan, however, certain awards (such as those subject to Section 162(m) of the Code or Rule 16b-3 under the Securities Exchange Act of 1934) may be administered by a qualifying subcommittee. The Restated 2005 Plan also allows the Compensation Committee to delegate to one or more officers of Intuit the ability to grant awards and take certain other actions with respect to participants who are not executive officers or directors, within such limits as the Compensation Committee establishes, and to approve certain changes to the forms and award agreements under the Restated 2005 Plan. The Compensation Committee will select the individuals who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Restated 2005 Plan, establish the terms, conditions and other provisions of the awards. The Compensation Committee may interpret the Restated 2005 Plan and establish, amend and rescind any rules relating to the Restated 2005 Plan, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations.

Corporate Transactions:	In the event of a Corporate Transaction (as defined in the Restated 2005 Plan) involving Intuit, any outstanding awards granted under the 2005 Restated Plan may be assumed, replaced, or substituted by the successor, which assumption, replacement, or substitution shall be binding on all participants. In the event such successor, refuses to assume, replace or substitute the awards, the awards will vest as to 100% of the underlying shares. With regard to each outstanding option, in the event an employee is terminated within one year of a Corporate Transaction, the option will vest as to the number of shares that would have vested if the employee had remained employed for 12 months following his or her date of termination, unless provided otherwise in the option agreement. Customarily, RSUs granted by Intuit provide for pro rata accelerated vesting if an employee is terminated within one year following a Corporate Transaction. A “Corporate Transaction” includes certain mergers, consolidations, or similar transactions; dissolutions or liquidations; certain sales or transfers of all or substantially all the assets of Intuit; and certain other transactions that qualify as a “corporate transaction” under Section 424(a) of the Code.

Amendment and Termination:	The Board may terminate, amend or suspend the 2005 Restated Plan, provided that no action may be taken by the Board to amend the Plan in any manner (including an amendment to reduce or permit the reduction of the exercise of an option or SAR) that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Securities Exchange Act of 1934 or any rule promulgated thereunder, or pursuant to NASDAQ rules. In addition, the Board may not amend an outstanding award in a manner that materially impairs the rights of a participant without such participant’s consent.

New Plan Benefits

Intuit’s executive officers and directors have an interest in approval of the Restated 2005 Plan because it relates to the issuance of equity awards for which executive officers and directors may be eligible. Although not required by the Restated 2005 Plan, Intuit’s current approved program provides for Intuit to award RSUs covering a number of shares equal to $175,000 each year to each non-employee director and the Chairman of the Board as a “succeeding grant,” with an additional grant to the Chairman of the Board of shares equal to $115,000. In addition, under Intuit’s current approved program, RSUs covering a number of shares equal to $57,500 will be granted each year to each non-employee director and the Chairman of the Board as a “committee grant” in exchange for his or her service on each Board committee (up to a maximum of two committees), with an extra “committee grant” of shares equal to $17,500 made to any non-employee director who serves as the chairperson of a Board committee (up to a maximum of two committees).

Under Intuit’s current approved program, “initial grants” to non-employee directors and certain pro-rations for partial-year service on Board committees will depend on the turnover of Board membership and committee appointments and cannot be determined at this time. In addition, future awards under the Restated 2005 Plan to executive officers, employees, and non-employee directors are made at the discretion of the Compensation Committee or its delegates and cannot be determined at this time.

Aggregate Past Grants Under the Plan

The table below shows, as to each Name Executive Officer and the various indicated groups, the aggregate number of shares of Intuit common stock subject to option grants, stock grants and RSU grants under the Plan since the Plan’s inception through October 31, 2010.

		Number of
		Restricted
		Shares and
	Number of	Restricted
	Options	Stock Units
Name	Granted (#)	Granted (#)

Named Executive Officers:
Brad D. Smith	1,268,445	617,067
R. Neil Williams	255,425	150,720
Kiran M. Patel	1,201,720	335,343
Daniel R. Maurer	273,425	156,894
Sasan K. Goodarzi	269,775	117,495
All current executive officers as a group (8 persons)	3,693,565	1,544,793
All current non-executive directors as a group (8 persons)	1,132,500	80,107
All employees, excluding current executive officers	46,901,275	15,860,548

U.S. Tax Consequences

Stock option grants under the Restated 2005 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Intuit’s practice has been to grant non-qualified stock options. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. Intuit will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and Intuit will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Intuit may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold. Similarly, for RSUs, the award becomes taxable when the shares vest. Income tax is paid at ordinary rates on the value of the RSUs when the restrictions lapse, and then at capital gain rates when the shares are sold.

As described above, awards granted under the Restated 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Intuit with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to Intuit’s Chief Executive Officer or any of the three other most highly compensated executive officers (excluding the Chief Financial Officer). To so qualify, options and other awards must be granted under the Restated 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations and as described above under “162(m) Subcommittee”) and satisfy the Restated 2005 Plan’s limits on the total number of shares that may be awarded to any one participant during Intuit’s fiscal year. In addition, for awards other than options or SARs to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying performance goals based on one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

The Restated 2005 Plan has been drafted with the intention of avoiding the application of taxes under Section 409A of the Code to any participant on account of the grant, vesting, or settlement of awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of July 31, 2010, concerning securities authorized for issuance under all of Intuit’s equity compensation plans, excluding the additional shares we are proposing to add to the 2005 Equity Incentive Plan in Proposal No. 3.

Number of
Securities
Remaining
	Number of		Weighted-		Available for
	Securities to be		Average		Future Issuance
	Issued Upon		Exercise		Under Equity
	Exercise of		Price of		Compensation
	Outstanding		Outstanding		Plans (Excluding
	Options,		Options,		Securities
	Warrants and		Warrants and		Reflected in
	Rights (#)		Rights ($)		Column (a)) (#)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	43,452,997	[1]	28.84	[2]	11,382,168	[3]
Equity compensation plans not approved by security holders	670,901	[4]	9.89	[2]	—

Total	44,123,898		28.45	[2]	11,382,168

(1)	Represents 31,921,881 shares issuable upon exercise of options and 11,531,116 shares issuable upon vesting of RSU awards, which are settled for shares of Intuit common stock on a one-for-one basis.

(2)	RSUs have been excluded for purposes of computing weighted average exercise prices.

(3)	Represents 8,760,843 shares available for issuance under our 2005 Equity Incentive Plan and 2,621,325 shares available for issuance under our Employee Stock Purchase Plan.

(4)	Represents outstanding options to purchase 9,342 shares at a weighted average exercise price of $25.34 which were granted under our 1998 Option Plan for Mergers and Acquisitions and outstanding options to purchase 661,559 shares at a weighted average exercise price of $9.67 which were assumed in connection with corporate acquisitions.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

1998 Option Plan for Mergers and Acquisitions

In November 1998, our Board adopted the 1998 Option Plan for Mergers and Acquisitions (the “1998 Plan”) to grant non-qualified stock options to individuals Intuit hires as a result of acquisitions of, or mergers with, other companies. The 1998 Plan terminated on December 9, 2004 when stockholders approved the 2005 Equity Incentive Plan. Options granted prior to that date remain outstanding pursuant to their original terms and conditions. Intuit no longer grants any equity awards under the 1998 Plan.

Shares Subject to the 1998 Plan.  As of July 31, 2010, an aggregate of 9,342 shares remained issuable upon exercise of options granted under the 1998 Plan. If any option granted under the 1998 Plan expires or terminates for any reason without being exercised in full, the unexercised shares will not be available for grant by Intuit. All outstanding options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1998 Plan.

Other Plan Terms.  Options under the 1998 Plan could only be granted to employees, officers, consultants, independent contractors and advisors of Intuit or any parent, subsidiary or affiliate of Intuit hired as a result of a merger or acquisition and within 18 months following the completion of that acquisition or merger. If Intuit were acquired and the acquiring corporation did not assume or replace the awards granted under the 1998 Plan, or if Intuit were to liquidate or dissolve, all outstanding awards would become fully vested at such time and on such conditions as the Board determined, and the awards would expire at the closing of the transaction or at the time of dissolution or liquidation. If Intuit were acquired and the acquiring company assumed the outstanding options under the 1998 Plan, options granted on or after May 31, 2002 would accelerate as to 12 months of vesting if the optionee were terminated within one year following the acquisition.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is aware of the significant interest in executive compensation matters by investors and the general public, and believes it is appropriate to voluntarily seek the views of our stockholders on the design and effectiveness of the Company’s executive compensation program. As a result, the Board has determined that providing stockholders with an advisory vote on executive compensation may produce useful information on investor sentiment with regard to the Compensation Committee’s executive compensation philosophy, policies, and procedures.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy, and the Executive Compensation section of this proxy statement, which contains tabular information and narrative discussion about the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

As an advisory vote, this proposal is not binding upon Intuit. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, Intuit expects to continue to engage regularly with stockholders concerned with executive compensation or any other matter. Stockholders who want to communicate with Intuit’s Board or management should refer to “Stockholder Matters — Stockholder Communications with the Board” on page 20 of this proxy statement for additional information.

The Board asks you to consider the following resolution:

“Resolved, that the stockholders approve the Compensation Committee’s executive compensation philosophy, policies and determinations for Intuit’s Named Executive Officers, as described in the ‘Compensation Discussion and Analysis’ and ‘Executive Compensation’ sections of this proxy statement.”

Proposal No. 4 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board recommends that you vote
FOR the resolution to approve the Compensation Committee’s executive compensation philosophy, policies and determinations for Intuit’s Named Executive Officers, as described in the
‘Compensation Discussion and Analysis’ and ‘Executive Compensation’ sections of this proxy statement.

APPENDIX A

INTUIT INC.

Supplemental Information for the Compensation Discussion and Analysis in the
Proxy Statement for the 2011 Annual Meeting of Stockholders

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES

The Compensation Discussion and Analysis (“CD&A”) beginning on page 25 of the proxy statement contains two non-GAAP financial measures — non-GAAP operating income and non-GAAP earnings per share (EPS). Table 1 on page A-3 of this proxy statement reconciles the non-GAAP financial measures in the CD&A to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Charges for historical use of technology licensing rights

•	Professional fees for business combinations

We also exclude the following items from non-GAAP net income and diluted net income per share:

•	Gains and losses on marketable equity securities and other investments

•	Income tax effects of excluded items

•	Discontinued operations

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses.  These consist of non-cash expenses for stock options, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets.  When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the entity on our balance sheet and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names.

Charges for historical use of technology licensing rights.  We exclude from our non-GAAP financial measures the portion of technology licensing fees that relates to historical use of that technology.

Professional fees for business combinations.  We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

Gains and losses on marketable equity securities and other investments.  We exclude from our non-GAAP financial measures gains and losses that we record when we sell or impair marketable equity securities and other investments.

Income tax effects of excluded items.  We exclude from our non-GAAP financial measures the income tax effects of the adjustments described above that relate to the current period as well as adjustments for similar items that relate to prior periods. This is consistent with how we plan, forecast and evaluate our operating results.

Operating results and gains and losses on the sale of discontinued operations.  From time to time, we sell or otherwise dispose of selected operations as we adjust our portfolio of businesses to meet our strategic goals. In accordance with GAAP, we segregate the operating results of discontinued operations as well as gains and losses on the sale of these discontinued operations from continuing operations on our GAAP statements of operations but continue to include them in GAAP net income or loss and net income or loss per share. We exclude these amounts from our non-GAAP financial measures.

INTUIT INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

	Twelve Months Ended July 31,
	2010	2009
	(In millions, unaudited)

GAAP operating income from continuing operations	$863	$683
Amortization of acquired technology	49	59
Amortization of other acquired intangible assets	42	42
Charge for historical use of technology licensing rights	—	13
Professional fees for business combinations	7	—
Share-based compensation expense	134	130

Non-GAAP operating income	$1,095	$927

GAAP net income	$574	$447
Amortization of acquired technology	49	59
Amortization of other acquired intangible assets	42	42
Charge for historical use of technology licensing rights	—	13
Professional fees for business combinations	7	—
Share-based compensation expense	134	130
Net gains on marketable equity securities and other investments	(1)	(1)
Income tax effect of non-GAAP adjustments	(83)	(88)
Exclusion of discrete tax items	(2)	(2)
Discontinued operations	(35)	—

Non-GAAP net income	$685	$600

GAAP diluted net income per share	$1.77	$1.35
Amortization of acquired technology	0.15	0.18
Amortization of other acquired intangible assets	0.14	0.14
Charge for historical use of technology licensing rights	—	0.04
Professional fees for business combinations	0.02	—
Share-based compensation expense	0.41	0.39
Net gains on marketable equity securities and other investments	—	—
Income tax effect of non-GAAP adjustments	(0.26)	(0.27)
Exclusion of discrete tax items	(0.01)	(0.01)
Discontinued operations	(0.11)	—

Non-GAAP diluted net income per share	$2.11	$1.82

APPENDIX B

INTUIT INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

1.  PURPOSE.  The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights (“SARs”), Restricted Stock Awards, and Restricted Stock Units (“RSUs”). Capitalized terms not defined in the text are defined in Section 27.

2.  SHARES SUBJECT TO THE PLAN.

2.1.  Number of Shares Available.

(a) The aggregate number of Shares available for issuance under the Plan is 96,000,000 Shares, subject to adjustment as provided elsewhere in the Plan (“Share Reserve”).

(b) Each Share subject to Options or Stock Appreciation Rights shall reduce the Share Reserve by one Share. Each Share subject to Awards other than Options or Stock Appreciation Rights shall reduce the Share Reserve by two and three-tenths (2.3) Shares. Shares that are subject to Awards that (i) have been canceled or forfeited, or have expired, (ii) have ceased to be subject to an Option or Stock Appreciation Right for any reason other than exercise of such Option or Stock Appreciation Right, (iii) are repurchased or reacquired by the Company from the Participant at the Participant’s original purchase price (if any), (iv) are otherwise not issued under an Award, or (v) are settled in cash shall not reduce the Share Reserve. Shares that again become available for grant under the Plan pursuant to the foregoing sentence shall be added back to the Share Reserve as one (1) Share if such Shares were subject to an Option or Stock Appreciation Right, and as two and three-tenths (2.3) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. The rules described in the preceding sentences of this Section 2.1(b) regarding counting Shares for the purposes of both reducing and adding back to the Share Reserve shall apply to all Awards effective on and after November 1, 2010, including Awards that are outstanding on such date. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again become available for grant under the Plan if such Shares are: (i) used to pay the exercise price of an Option, (ii) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (iii) delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) repurchased on the open market with the proceeds of an Option exercise or other acquisition of Shares under the terms of an Award.

(c) The Company may issue Shares that are authorized but unissued Shares or treasury Shares, including Shares repurchased by the Company, whether directly from a Participant pursuant to the terms of Awards granted under the Plan or on the open market.

(d) At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2.  Adjustment of Shares.  If the outstanding Shares are affected by a merger, consolidation, reorganization, liquidation, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, split-up, spin-off, share combination, share exchange, extraordinary dividend or distribution of cash, property and/or securities, or other change in the capital structure of the Company, an adjustment shall be made in (a) the number of Shares (or other securities or property) reserved for issuance under the Plan and the limits that are set forth in Section 2.3; (b) the Exercise Prices of and number of Shares (or other securities or property) subject to outstanding Options and SARs; (c) the number of Shares (or other securities or property) subject to other outstanding Awards, and (d) any performance conditions relating to Awards granted under the Plan, as shall be determined to be appropriate and equitable by the Committee, exercising its authority under Section 4 of the Plan, for the purpose of preventing the dilution or enlargement of rights and privileges under the terms of the Plan or any outstanding Award. Notwithstanding the foregoing, fractions of a Share (or other security) will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share (or other security) or will be rounded to a whole Share (or other security), as determined by the Committee and as permitted under Section 424(a) of the Code.

2.3.  Section 162(m) Award Limits and ISO Limit.  The aggregate number of Shares subject to Awards granted under this Plan in any fiscal year to any one Participant shall not exceed 4,000,000 Shares, other than new employees of the Company or of any Subsidiary, who are eligible to receive up to a maximum of 6,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment. The aggregate number of Shares that may be issued pursuant to the exercise of ISOs under this Plan shall not exceed 96,000,000 Shares.

2.4.  Assumed or Substituted Awards of Acquired Companies.  In the event that the Company acquires or combines with another company and grants Awards under the Plan in assumption or substitution of outstanding equity awards of such company, the number of Shares authorized for issuance under this Plan shall be increased to the extent necessary to satisfy such assumed or substituted awards (based on the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of the equity securities of the acquired company, and in a manner consistent with Section 424(a) of the Code), and the issuance of Shares pursuant to such assumed or substituted awards shall not reduce the Shares otherwise authorized for issuance under the Plan.

3.  ELIGIBILITY.  ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary. All other Awards may be granted to employees (including officers and directors who are also employees) or other individuals who are Non-Employee Directors, consultants or advisors of the Company or any Subsidiary; provided that such consultants or advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Committee (or its designee under Section 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan.

4.  ADMINISTRATION.

4.1.  Committee Authority.  The Plan shall be administered by the Committee; provided, however, that any power of the Committee also may be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to (i) become subject to (or lose an exemption under) Rule 16b-3 under the Exchange Act, (ii) cause an Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code to fail to satisfy such requirements, or (iii) fail to satisfy Rule 5605(d) of the Nasdaq Marketplace Rules (or any successor to such rule or other comparable rule as to which the Company may be required to comply). The Committee will have full power to implement and carry out the Plan and the purposes of the Plan, subject to the terms of the Plan, including but not limited to the authority to:

(a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan or relating to the administration or operation of the Plan;

(b) prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining forms and agreements used in connection with the Plan; provided that the Committee may delegate to one or more officers of the Company, including the Chief Executive Officer, the Chief Financial Officer or the officer in charge of Human Resources, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration both domestically and abroad, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c) select persons to receive Awards; provided that the Committee may delegate to one or more individuals who would be considered “officers” under Section 157(c) of the General Corporation Law of the State of Delaware the authority to grant an Award under the Plan to Participants who are not Insiders within such limit of the total number of Awards which may be granted by such officers established by resolution of the Committee;

(d) determine the terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g) grant waivers of Plan or Award conditions, including, without limitation, (i) the satisfaction of performance goals under Awards intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code in the event of death, Disability, or a Corporate Transaction, or (ii) the waiver of the termination provisions applicable to Options under Section 5.6(b));

(h) determine the vesting, exercisability, transferability, and payment of Awards, including the authority to accelerate the vesting of Awards;

(i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) establish subplans for the grant of Awards to Participants who are foreign nationals or are employed outside the U.S., which subplans may provide for different terms and conditions applicable to Awards if necessary or desirable to recognize differences in local law or tax policy;

(l) amend the Plan; and

(m) make all other determinations necessary or advisable for the administration of the Plan.

4.2.  Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award pursuant to Section 4.1 above shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more individuals who would be considered “officers” under Section 157(c) of the General Corporation Law of the State of Delaware the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties or additional taxes under Section 409A of the Code.

5. OPTIONS.  The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.

5.1.  Form of Option Grant.  Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2.  Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination and completes all necessary action on its part to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, the Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3.  Vesting and Expiration Date.  An Option will become vested and exercisable as determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. An Option may be granted to allow for its exercisability prior to vesting. Vesting of an Option may be based upon completion of a specified period of service with the Company, the attainment of pre-established performance goals, or such other factors as the Committee determines. The Stock Option Agreement governing such Option shall set forth the last date that the Option may be exercised (the “Expiration Date”), and may provide for automatic exercise of the Option on such Expiration Date if the Exercise Price per Share is less than the Fair Market Value per Share on such Expiration Date and the Participant has not previously exercised the Option, or may provide that in the event that trading in the Company’s stock is prohibited by law, the term of the Option automatically shall be extended until the date that is 30 days after such prohibition is lifted, to the extent that such extension does not cause the Participant to become subject to taxation under Section 409A of the Code. Notwithstanding the foregoing, no Option will be exercisable after seven years from the date the Option is granted; provided that no ISO granted to a Ten Percent Stockholder will be exercisable after five years from the date the Option is granted.

5.4.  Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided, however, that (i) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant, and (ii) in the event that the Company acquires or combines with another company and grants Awards under the Plan in assumption or substitution of outstanding equity awards of such company, the Exercise Price of such Options may be less than 100% of the Fair Market Value of the Shares on the date of grant if such Exercise Price is based on a formula that meets the requirements of Section 424(a) of the Code set forth in the terms of the awards being assumed or substituted or in the terms of the agreement governing the acquisition transaction. The Exercise Price of an Option may not, directly or indirectly, be reduced without stockholder approval.

5.5.  Procedures for Exercise.  A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company, as communicated and made available to Participants through the stock pages on the Intuit intranet web site, and/or through the Company’s electronic mail system. Payment for the Shares purchased must be made in accordance with Section 10 of the Plan and the Stock Option Agreement.

5.6.  Termination of Employment.

(a)  Vesting.  Except as otherwise provided in this Section 5.6(a), an Option will cease to vest on the Participant’s Termination Date. Notwithstanding the foregoing, any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or who is a director, will vest as to 100% of the Shares subject to such Option if the Participant is Terminated due to Disability or death, unless otherwise provided in such Participant’s Stock Option Agreement. In addition, any Option held by an employee who is Terminated by the Company, or any Subsidiary, within one year following the date of a Corporate Transaction will immediately vest as to such number of Shares as the Participant would have been vested in twelve months after the date of Termination had the Participant remained employed for that twelve month period, unless otherwise provided in such employee’s Stock Option Agreement.

(b)  Post-Termination Exercise Period.  Following a Participant’s Termination, any unvested portion of the Participant’s Option shall terminate, and any vested portion of the Participant’s Option may be exercised during the periods set forth below, after which it automatically shall terminate:

(i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months after the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

5.7.  Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8.  Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or any compensatory stock plan of the Company or any parent or Subsidiary under which ISOs may be granted) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9.  Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.  If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10.  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of the Participant, materially impair any of the Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the Committee may not reduce the Exercise Price of any outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code.

5.11.  No Disqualification.  Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.  STOCK APPRECIATION RIGHTS.

6.1.  Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to an eligible person having a value equal to the value determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company or any Subsidiary or for any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware. All SARs shall be made pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

6.2.  Terms of SARs.  The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of Fair Market Value, except under the same circumstances that apply with respect to Options under Section 5.4(ii). The Exercise Price of an outstanding SAR may not be reduced without stockholder approval.

6.3.  Vesting and Expiration Date.  A SAR will be vested and exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. A SAR may be granted to allow for its exercisability prior to vesting. Vesting of a SAR may be based upon completion of a specified period of service with the Company, the attainment of pre-established performance goals, or such other factors as the Committee determines. The Award Agreement shall set forth the last date that the SAR may be exercised (the “Expiration Date”); provided that no SAR will be exercisable after seven years from the date the SAR is granted.

6.4.  Form and Timing of Settlement.  Payment with respect to a SAR shall be made in Shares, or such other consideration as is approved by the Committee.

7.  RESTRICTED STOCK AWARDS.

7.1.  Awards of Restricted Stock.  A Restricted Stock Award is an award to an eligible person of the issuance of Shares for services to be rendered or for past services already rendered to the Company or any Subsidiary or for any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware. All Restricted Stock Awards shall be made pursuant to a Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Restricted Stock Award. The number of Shares awarded shall be subject to the applicable limit or limits of Section 2.

7.2.  Terms of Restricted Stock Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Restricted Stock Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of service with the Company or upon satisfaction of performance goals as set out in advance in the Participant’s Award Agreement. If the Restricted Stock Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any performance period for the Award; (b) select the performance goals, which may include one or more Performance Factors; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the time that restrictions are lifted with respect to one or more Shares subject to a Restricted Stock Award as a result of satisfaction of the service or performance goals, the Committee may require that the Shares be held by the Company under the terms of an escrow or similar arrangements according to terms determined by the Company and as described further in Section 15 below. The Committee may adjust the performance goals applicable to a Restricted Stock Award during a Performance Period in the manner described in Section 9.3(b) below.

7.3.  Dividends.  A Participant who has received the grant of a Restricted Stock Award shall not be entitled to receive dividends and other distributions paid with respect to Shares subject to such Award during the period during which such Shares are restricted. However, any such dividends or distributions shall be retained by the Company and shall be paid to the Participant at the same time that the Shares which respect to which such dividends or distributions were paid are released from the restrictions of the Award described in Section 7.2 above.

7.4.  Termination of Employment.  If a Participant is Terminated prior to full vesting of a Restricted Stock Award for any reason, then such Participant will be entitled to retain the Shares subject to the Restricted Stock Award only to the extent the restrictions on such Shares have lapsed as of the date of Termination in accordance with the Award Agreement, unless the Committee will determine otherwise, and only then if the lapse of such restrictions would not cause a Restricted Stock Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code to fail to satisfy such requirements.

7.5.  83(b) Election.  To the extent a Participant makes an election under Section 83(b) of the Code with respect to a Restricted Stock Award, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

8.  RESTRICTED STOCK UNITS

8.1.  Awards of Restricted Stock Units.  Restricted Stock Units (“RSUs”) are Awards denominated in units of Shares under which the issuance of Shares (or the settlement in an equivalent value in cash) is subject to such conditions (including continued employment or other service or the attainment of pre-established performance goals) as the Committee shall determine. All RSUs shall be awarded pursuant to an Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

8.2.  Terms of RSUs.  The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times at which the RSU vests; (c) the consideration to be distributed on settlement, and (d) the effect on each RSU of the Participant’s Termination.

8.3.  Timing of Settlement.  Settlement of a RSU shall be made no later than March 15 of the year following the year of vesting; provided that to the extent permissible under law, the Committee may permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral election satisfy the requirements of Section 409A of the Code.

8.4.  Dividends and Voting Rights.  A Participant shall not be entitled to receive dividends or dividend equivalents, and, shall not be entitled to voting or any other rights as a stockholder with respect to a RSU, unless and until such RSU is settled in Shares.

9.  QUALIFYING PERFORMANCE-BASED COMPENSATION.

9.1.  General.  The Committee may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of the performance of the Company and its Subsidiaries or any portion thereof and/or personal performance factors. In addition, the Committee may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an Award may be reduced, but, in the case of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

9.2.  Establishment of Performance Goals.  In the case of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the performance goals with respect to such Award not later than ninety (90) days after the commencement of the period of service to which the performance goal relates (or, in the case of performance periods of less than one year, not later than the date upon which 25% of the performance period elapses), provided that the outcome of the performance goal is substantially uncertain at such time.

9.3.  Qualifying Performance Criteria.

(a) For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or growth or other changes in the amount, rate or value of one or more performance criteria, either individually, alternatively or in any combination, applied to the Company as a whole or to one or more business units or Subsidiaries, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous results or to a designated comparison group, either based upon Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue,

(xx) contract value, (xxi) client renewal rate, (xxii) operating cash flow return on income, or (xxiii) adjusted operating cash flow return on income.

(b) To the extent consistent with Section 162(m) of the Code, the Committee shall (A) appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of restructurings, acquisitions, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principles or the impact of the cumulative effect of accounting changes, all as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company. The purpose of any adjustment on account of the occurrence of any of the foregoing is to keep the probability of achieving the performance goals the same as if the occurrence of the event or circumstances triggering such adjustment had not occurred.

9.4.  Certification by Committee.  The Committee shall certify, in writing, the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

10.  PAYMENT FOR SHARE PURCHASES.

10.1.  Payment.  Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a) in cash (by check);

(b) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participant’s heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c) by surrender of shares of the Company’s Common Stock (including by withholding Shares otherwise issuable pursuant to the applicable Award);

(d) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e) by tender of property;

(f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law, or

(ii) through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law; or

(g) any other benefit to the Company determined by the Committee within the meaning of Section 152 of the General Corporation Law of the State of Delaware.

10.2.  Issuance of Shares.  Upon payment of the applicable Exercise Price or purchase price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as provided by the Committee in the Award Agreement or permitted under applicable law.

11.  WITHHOLDING TAXES.

11.1.  Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or foreign withholding tax requirements prior to the delivery of any Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, local and foreign withholding tax requirements. In other circumstances triggering a withholding tax liability for the Company or any Subsidiary, the Participant shall be required to make adequate arrangements to satisfy such tax withholding obligation, whether out of the value of the Award or otherwise. The Company may provide for further details regarding a Participant’s satisfaction of any such withholding tax liability in the Award Agreements, which need not be the same for all Participants or for all Awards of a particular type.

11.2.  Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, issuance, modification, exercise, lapse of restrictions or vesting of any Award or other circumstances relating to any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing (including an electronic writing) in a form acceptable to the Committee.

12.  PRIVILEGES OF STOCK OWNERSHIP.  No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, however, that if the Shares are subject to any vesting requirements or similar restrictions, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company, as described in further detail in Section 2.2, as well as any dividends or distributions made with respect to such Shares, will be subject to the same restrictions as the Shares themselves.

13.  TRANSFERABILITY.  No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee, a Participant may transfer an Award other than an ISO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited.

14.  CERTIFICATES.  All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation, restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or other public securities market on which the Shares may be listed.

15.  ESCROW.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the

Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

16.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or other public securities market on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

17.  NO OBLIGATION TO EMPLOY.  Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

18.  REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS.  The repricing of Options or SARs (i.e., the reduction of Exercise Price) is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an exchange of Options or SARs, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option or SAR previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, that in no event will an Option with an Exercise Price above the Fair Market Value at the time of such proposed buyout be repurchased without prior stockholder approval.

19.  CORPORATE TRANSACTIONS.

19.1.  Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction, any or all outstanding Awards may be assumed or replaced by the successor, which assumption or replacement shall be binding on all Participants. In the alternative, the successor may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor may also issue, in place of outstanding Shares held by the Participant, substantially similar shares, other securities or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor, if any, refuses to assume, replace or substitute the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation. If a successor decides to assume, replace or substitute all then outstanding Awards, such successor shall not be required to treat all then outstanding Awards in the same fashion.

19.2.  Other Treatment of Awards.  Subject to any greater rights granted to Participants under Section 19.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, acquisition, dissolution, liquidation or sale of assets.

19.3.  Assumption of Awards by the Company.  The Company, from time to time, also may substitute, replace or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that in the case of an option or stock appreciation right, the exercise price and the number and nature of Shares issuable upon exercise of such option or stock appreciation right will be adjusted appropriately in a manner not inconsistent with Section 424(a) of the Code), unless determined otherwise by the Committee. In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20.  ADOPTION AND STOCKHOLDER APPROVAL.  This Amendment and Restatement of the Plan as set forth herein was approved by the Compensation and Organizational Development Committee on October 20, 2010, and shall became effective upon approval by stockholders of the Company on January 19, 2011, consistent with applicable laws.

21.  TERM OF PLAN.  The Plan will terminate on January 19, 2015, unless extended beyond such date by stockholder approval.

22.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend the Plan in any respect, including without limitation, amendment of any Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner, including reducing the exercise price of an Option or SAR, that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Exchange Act or any rule promulgated thereunder or pursuant to the listing requirements of the national securities market on which the Shares are listed. In addition, no amendment that would materially impair the rights of a Participant under an outstanding Award may be made without the consent of the Participant. Unless otherwise provided, an Award shall be governed by the version of the Plan in effect at the time such Award was granted.

23.  NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded and no Participant shall have any claim on any particular assets or securities of the Company or any Subsidiary. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

24.  NO LIABILITY OF COMPANY.  Neither the Company nor any parent or Subsidiary that is in existence or hereafter comes into existence shall be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

25.  GOVERNING LAW.  This Plan and any Award Agreement or other agreements or documents hereunder shall be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to the Plan or any Award Agreement will be brought in the state or federal courts of competent jurisdiction in Santa Clara County in the State of California.

26.  RECOUPMENT OF AWARDS.  In the event that the Company issues a restatement of its financial results after the distribution of Shares or cash upon settlement of an Award whose vesting was conditioned on the achievement of performance goals, which restatement decreases the level of achievement of the goals from the level(s) previously determined by the Committee, then the Participant will be required to deliver to the Company, within 30 days after receipt of written notification by the Company, an amount in cash or equivalent value in Shares (or a combination of the two) equal to the net proceeds realized by the Participant on the settlement of the Award and, if applicable, subsequent sale of any Shares that would not have vested or been issued based on the restated financial results. This Section 26 only will apply to a Participant if it is determined by the Committee in good faith that fraud or misconduct engaged in by the Participant (directly or indirectly) was a significant contributing factor to such restatement of financial results.

27.  DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings:

(a) ‘‘Authorized Transferee” means the permissible recipient, as authorized by the Plan and the Committee, of an Award that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition, a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interests.

(b) ‘‘Award” means any award under the Plan, including any Option, Stock Appreciation Right, Restricted Stock Award, or Restricted Stock Unit.

(c) ‘‘Award Agreement” means, with respect to each Award, the written agreement delivered by the Company to the Participant setting forth the terms and conditions of the Award (including but not limited to a Stock Option Agreement).

(d) ‘‘Board” means the Board of Directors of the Company.

(e) ‘‘Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(f) ‘‘Committee” means the Compensation and Organizational Development Committee of the Board, or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board; provided, however, that (i) for purposes of establishing performance goals and certifying the achievement of such performance goals with respect to any Award intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code; (ii) for purposes of granting any Award intended to be exempt from the application of Section 16b of the Exchange Act through complying with the requirements of Rule 16b-3 of the Exchange Act, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board comprised solely of two or more “non-employee directors” within the meaning of Section 16 and Rule 16b-3 of the Exchange Act; and (iii) for any purposes required under the NASDAQ Marketplace Rules, “Committee” may mean a subcommittee of the Compensation and Organizational Development Committee of the Board that satisfies Rule 5605(d) under the NASDAQ Marketplace Rules.

(g) ‘‘Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) ‘‘Corporate Transaction” means (a) a merger, consolidation or similar transaction in which the Company is not the surviving entity (other than a merger, consolidation or similar transaction with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company, (d) a merger or similar transaction in which the Company is the survivor but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that is a party to such merger or other transaction, or that controls an entity that is a party to such merger or other transaction) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code whereafter control of the Company is held by a person or group of related persons who did not control the Company immediately prior to the occurrence of such transaction.

(i) ‘‘Disability” means (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of Intuit; provided, however, that for purposes of determining the post-termination exercise period of ISOs, “Disability” shall have the definition set forth under Section 22(e)(3) of the Code.

(j) ‘‘Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(k) ‘‘Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(l) ‘‘Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(i) if such Common Stock is then quoted on the NASDAQ Global Market, its closing price on the NASDAQ Global Market on such date or if such date is not a trading date, the closing price on the NASDAQ Global Market on the last trading date that precedes such date;

(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii) if such Common Stock is publicly traded but is not quoted on the NASDAQ Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(iv) if none of the foregoing is applicable, by the Board of Directors in good faith.

(m) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(n) “ISO” means an Incentive Stock Option within the meaning of Section 422 of the Code.

(o) “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(p) “NQSO” means a nonqualified stock option that does not qualify as an ISO.

(q) “Option” means an Award pursuant to Section 5 of the Plan.

(r) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Subsidiary.

(s) “Participant” means a person who receives an Award under the Plan.

(t) “Plan” means this Intuit Inc. Amended and Restated 2005 Equity Incentive Plan, as amended from time to time.

(u) “Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(v) “Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

(w) “Restricted Stock Unit” means an Award granted pursuant to Section 8 of the Plan.

(x) “SEC” means the Securities and Exchange Commission.

(y) “Shares” means shares of the Company’s Common Stock $0.01 par value per share, and any successor security.

(z) “Stock Appreciation Right” means an Award granted pursuant to Section 6 of the Plan.

(aa) “Stock Option Agreement” means the agreement which evidences an Option.

(bb) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the time of granting of the Award, each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of voting securities in one of the other entities in such chain.

(cc) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

(dd) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

INTUIT INC.
P.O. Box 7850
Mountain View CA 94039
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following:

1.	Election of Directors	For	Against	Abstain

01	David H. Batchelder	☐	☐	☐

02	Christopher W. Brody	☐	☐	☐

03	William V. Campbell	☐	☐	☐

04	Scott D. Cook	☐	☐	☐

05	Diane B. Greene	☐	☐	☐

06	Michael R. Hallman	☐	☐	☐

07	Edward A. Kangas	☐	☐	☐

08	Suzanne Nora Johnson	☐	☐	☐

09	Dennis D. Powell	☐	☐	☐

10	Brad D. Smith	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2011.	☐	☐	☐

3	Approve the Amended and Restated 2005 Equity Incentive Plan.	☐	☐	☐

4	Approve a non-binding advisory resolution regarding executive compensation.	☐	☐	☐

NOTE: To act upon such other business as may properly come before the meeting or any adjournment or any postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please date, sign, and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
INTUIT INC.
January 19, 2011
- Please detach and Mail in Envelope Provided -

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

INTUIT INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
January 19, 2011
The undersigned hereby appoints Brad D. Smith and Laura A. Fennell, or either of them as proxies, each with the power of subsititution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:00 a.m. Pacific Standard Time on January 19, 2011, at Intuit’s offices at 2600 Casey Avenue, Mountain View, California, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally at the meeting on the matters listed on the reverse side:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.
Continued, and to be marked, dated and signed, on the other side.